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                                                                 EXHIBIT 10.1









                                CREDIT AGREEMENT

                                  BY AND AMONG

                        LA SALLE NATIONAL BANK, AS AGENT

                    THE LENDERS SIGNATORY OR PARTIES HERETO

                                      AND

                                STERICYCLE, INC.

                              AND ITS SUBSIDIARIES



                    ----------------------------------------

                               SEPTEMBER 30, 1998

                    ----------------------------------------



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                                CREDIT AGREEMENT


     This Credit Agreement is made as of September 30, 1998 by and among LaSalle National Bank, a national banking association with its principal offices located in Chicago, Illinois as Agent for the Lenders hereunder (the "Agent"), various financial institutions which are, or may become, signatories or parties hereto (individually, a "Lender" and collectively, the "Lenders"), and STERICYCLE, INC., a Delaware corporation ("Stericycle"), and with its Subsidiaries, which currently consist of the other signatory corporations indicated below (individually, Stericycle and any of said other corporations may be referred to herein as a "Borrower," and collectively are sometimes referred to as the "Borrowers").

                                  WITNESSETH:

     WHEREAS, the Borrowers desire to borrow from the Lenders certain amounts for the purposes set forth in Section 8.A.8 below;

     WHEREAS, the Lenders are agreeable to extending said credit facilities provided that said credit facilities are secured and are on the terms and conditions provided herein;

     WHEREAS, pursuant to a Stock Purchase Agreement (the "Acquisition Agreement") dated as of September 3, 1998 among Stericycle and the Sellers indicated therein (the "Sellers"), Stericycle has agreed to acquire from the Sellers all of the issued and outstanding shares of stock of Waste Systems, Inc., a Delaware corporation ("WSI" or the "Target") with its principal executive offices in Shreveport, Louisiana, consisting of 100 shares of common stock, no par value, with said acquisition being on the terms and conditions set forth in the Acquisition Agreement (said acquisition pursuant to the Acquisition Agreement being the "Acquisition", and the date of consummation thereof being the "Acquisition Date");

     WHEREAS, in order to consummate the Acquisition, Stericycle has requested a loan from the Lenders, the proceeds of which will be used to make the Acquisition;

     WHEREAS, certain financial covenants of the Borrowers hereinafter set forth relate to the financial condition and results of Stericycle and its Subsidiaries, such covenants being used herein because the Subsidiaries are Affiliates of Stericycle, and the financial condition and results of Stericycle and its Subsidiaries are a material inducement to the Lenders' willingness to enter into this Credit Agreement and extend the financial accommodations referred to herein;

     WHEREAS, each Subsidiary of Stericycle acknowledges that it is benefited by the extension of the financial accommodations provided for herein by the Lenders; and

     WHEREAS, as a condition for extending such financial accommodations, the Lenders require that Stericycle and each Subsidiary enter into this Credit Agreement establishing the terms




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and conditions thereof;

     NOW THEREFORE, for and in consideration of the foregoing premises and the mutual agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1. DEFINITIONS.

     Section 1.A. In addition to the terms that are elsewhere defined herein, when used herein, the following terms have the meanings as set forth below:

     "Accounts," "Account Debtor," "Chattel Paper," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments," "Inventory", "Securities", "Securities Entitlements", "Securities Accounts" and "Financial Assets" shall have the meanings assigned to the respective terms in the Security Agreement.

     "Acquisition" is as defined in the Preamble hereto.

     "Acquisition Agreement is as defined in the Preamble hereto.

     "Acquisition Agreement Assignment" means the Collateral Assignment of Acquisition Agreement dated the date hereof from Stericycle to the Agent, for its benefit and for the ratable benefit of the Lenders.

     "Acquisition Date" is as defined in the Preamble hereto.

     "Acquisition Documents means the Acquisition Agreement and each other instrument, agreement or document executed and delivered pursuant to or in connection with the Acquisition Agreement and the Acquisition and other transactions contemplated thereby and therein.

     "Act" or "Acts" means, collectively, the Laws of any state or governmental subdivision thereof which apply to the conduct of business by any Borrower.

     "Adjusted Historical Pro Forma Basis" is as defined in Section 8.B.3 for purposes of compliance with the provisions thereof, and for all other purposes means, as at any applicable date and/or for any Measurement Period ending as at the end of the applicable quarter involved, the relevant financial terms (i.e. those included in calculating and/or determining all financial covenants, fees, margins and otherwise, hereunder) as calculated and determined for the Borrowers and, or including, any Consolidated Subsidiaries at such date, all determined in accordance with GAAP (except that non-recurring items involving acquired Consolidated Subsidiaries otherwise included in the relevant calculations or determinations shall be disregarded, and except for any pro-forma EBITDA adjustments acceptable to the Bank in its sole discretion) and calculated as if all Consolidated Subsidiaries at such date, including acquired Consolidated



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Subsidiaries, had been owned by the Borrowers at least throughout any
Measurement Period involved.

     "Adjusted LIBOR" is defined in Section 3.A hereof.

     "Affiliate" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person and includes, without limitation, each shareholder, director and any Subsidiaries of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. For purposes of this Agreement, all Subsidiaries of Stericycle are Affiliates of Stericycle. 3CI shall not be considered an Affiliate of Stericycle or any other Borrower unless and until 3CI becomes a Subsidiary of Stericycle or any other Borrower.

     "Agreement" means, collectively, this Credit Agreement, together with any and all exhibits, appendices, schedules and amendments hereto and modifications, renewals, extensions, restatements and substitutions thereof and therefor.

     "Applicable L/C Margin," for purposes of determining the Letter of Credit fees due from the Borrowers under Section 4.C hereof, shall at all times mean and be the same as the Applicable LIBOR Margin.

     "Applicable LIBOR Margin," for purposes of determining the interest rate on a LIBOR Loan, means initially 1.75% (the "Normal LIBOR Margin"), provided, however, that the Normal LIBOR Margin shall be subject to quarterly adjustment, commencing with the fiscal quarter commencing January 1, 1999, based on the following matrix:

       Cash Flow
     Leverage Ratio             Applicable LIBOR Margin
     --------------             -----------------------
     Equal to or less
     than 2.0:1.00                          1.25%

     2.01:1.00 through
     2.50:1.00                              1.50%

     2.51:1.00 through
     2.75:1.00                              1.75%

     2.76:1.00 or
     greater                                2.00%




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     "Applicable Margin," for purposes of determining the interest rate on a
Prime Rate Loan, means initially .25% (the "Normal Margin"), provided however that the Normal Margin shall be subject to quarterly adjustment, commencing with the fiscal quarter following the fiscal quarter commencing January 1, 1999 based on the following matrix:

       Cash Flow
     Leverage Ratio                     Applicable Margin
     --------------                     -----------------
     Equal to or less
     than 2.0:1.00                            0.00%

     2.01:1.00 through
     2.50:1.00                                0.25%

     2.51:1.00 through
     2.75:1.00                                0.50%

     2.76:1.00 or
     greater                                  0.75%


     "Applications" is as defined in Section 2.C.(d) hereof.

     "A Revolving Commitment" is as defined in Section 2.A.1 hereof.

     "A Revolving Loans" is as defined in Section 2.A.1 hereof.

     "A Revolving Note(s)" means the promissory notes of the Borrowers evidencing the A Revolving Loans.

     "Authorized Officer" means one or more officers of the Borrowers duly authorized (and so certified to the Agent by the corporate Secretary of the Borrower(s) involved pursuant to a certificate of authority and incumbency from time to time satisfactory to the Agent ), acting alone, to request Loans and/or the issuance of Letters of Credit hereunder and execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith.

     "B Revolving Commitment" is as defined in Section 2.A.2 hereof.

     "B Revolving LIBOR Loan" means a B Revolving Loan which is also a LIBOR
Loan.

     "B Revolving Loans" is as defined in Section 2.A.2 hereof.

     "B Revolving Notes" means the promissory notes of the Borrowers evidencing the B




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Revolving Loans.

     "B Revolving Prime Rate Loan" means a B Revolving Loan which is also a Prime Rate Loan.

     "Borrowing" means the total of Loans of a single type (i.e. revolving or term) made by one or more Lenders to the Borrowers on a single date and for a single Interest Period. Borrowings of Loans are made ratably from each of the Lenders according to their Commitments.

     "Borrowing Base" means an amount which is equal to 80% of Eligible Accounts (less all discounts, allowances and credits granted by an applicable Borrower to the applicable Account Debtors, and less all contra accounts).

     "Borrowing Base Certificate" means a certificate (in form satisfactory to the Agent) of the treasurer or authorized chief financial officer of Stericycle as to the Borrowing Base as of the date of such certificate and certifying and representing that all Accounts of the Borrowers identified thereon as being Eligible Accounts meet all of the requirements and standards therefor.

     "Borrowing Notice" means the request of any of the Borrowers for Loans as further described in Section 3.C hereof.

     "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in Chicago, Illinois, and with respect to LIBOR Loans, a day on which dealings in United States Dollars may be carried on by the Agent or the Reference Bank in the London interbank eurodollar market.

     "Capital Expenditures" means all payments, expenditures and the obligations incurred by a Person for the purchase, creation, improvement, replacement, substitution, addition, renovation or lease of a fixed or capital asset with a useful life of more than one year and which are required to be classified or accounted for as a capital asset or capital lease on the balance sheet or statement of cash flow of such Person, as determined in accordance with GAAP, including equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person to the extent of the gross amount of the purchase price of such purchased equipment less the book value of the equipment being traded in at such time, but excluding (a) expenditures made in connection with the replacement or restoration of assets, to the extent such replacement or restoration is financed out of (i) insurance proceeds paid on account of the loss of or damage to the assets so replaced or restored or (ii) awards or compensation arising from the taking by condemnation or eminent domain of the assets so replaced, (b) any portion of capital lease obligations that is not required to be capitalized on such Person's balance sheet including true leases, and (c) interest capitalized during construction, and (d) capital assets purchased in connection with an acquisition permitted under the terms of Section 8.B.3 hereof.

     "Cash Flow Leverage Ratio" means, as determined on a Consolidated basis for Stericycle




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and its Subsidiaries as of the end of each quarter of Stericycle's Fiscal Year for the then applicable Measurement Period, the ratio of total Funded Debt to EBITDA.

     "Closing Date" means the later of the date hereof or the date on which all of the conditions precedent to the Loans set forth in Section 6 hereof have been fully satisfied.

     "Closing Fee" is defined at Section 4.B hereof.

     "Collateral" means all "Collateral" (or other property which is subjected to a Lien in the relevant operative document) as defined in the Security Agreement, the Stock Pledge Agreement, the Intellectual Property Assignments, the Mortgages, the Leasehold Mortgages, the Collateral Assignment of Leases, the Collateral Assignment of Notes, and the Acquisition Agreement Assignment (all as amended or supplemented), and shall also include any and all other property, tangible and intangible, on or in which a Lien has been granted to the Agent, for its benefit and the ratable benefit of the Lenders, pursuant to any other Loan Documents.

     "Collateral Assignment of Leases" means the Collateral Assignment of Leases dated the date hereof executed by the appropriate Borrower in favor of the Agent, covering such Borrower's Leaseholds identified as Collateral Assignment of Lease Properties in Schedule 7.R hereto.

     "Collateral Assignment of Notes" means the Collateral Assignment of Notes dated the date hereof executed by the Borrowers in favor of the Agent, covering such Borrower's right, title and interest in all promissory notes payable to such Borrowers.

     "Commitment" means the aggregate of the A Revolving Commitment, the B Revolving Commitment, and the commitment of each Lender to make the Term Loan in the amount thereof.

     "Commitment Fees" is defined at Section 4.A. hereof.

     "Consolidated" means the consolidation of accounts in accordance with GAAP, including principles of consolidation.

     "Consolidated Net Income" means, for any period, the net income of Stericycle and its Consolidated Subsidiaries for such period, before the payment of dividends on all capital stock, determined in accordance with GAAP.

     "Contingent Liability" or "Contingent Liabilities" means any agreement, undertaking or arrangement by which any Person (i) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsement of instruments in the course of collection), or (ii) guarantees the payment of




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dividends or other distributions upon the shares of any other Person, or (iii)
undertakes or agrees (contingently or otherwise) (a) to purchase, repurchase, or otherwise acquire any Debt, obligation or liability or any security therefor, or
(b) to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or (c) to maintain solvency, assets, level of income or other financial condition, or
(d) to make payment other than for values received. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the debt, obligation or other liability guaranteed or supported thereby.

     "Conversion Date" means each of September 30, 1999 (the "Initial Conversion Date") and September 30, 2000 (the "Final Conversion Date.")

     "Debt" of any Person means all items of indebtedness, obligation or liability of any kind or nature, whether matured or unmatured, liquidated or unliquidated, joint or several, of such Person, including without limitation and without duplication: Contingent Liabilities of such Person; any indebtedness secured by a Lien on or payable out of the proceeds or production from any property of such Person regardless of whether such indebtedness has been assumed by such Person; obligations representing the deferred purchase price of property; obligations which are evidenced by notes, acceptances, or other instruments; capitalized lease obligations; and obligations in respect of letters of credit.

     "Debt Service Coverage" means the ratio of the following amounts determined in accordance with GAAP over any applicable Measurement Period (a) EBITDA, less Capital Expenditures, to (b) current maturities of all Debt for or with respect to borrowed money during such period, plus Interest Expense during such period.

     "Default" means any event which, with the giving of notice or the passage of time or both, would constitute, become or mature into an Event of Default.

     "Default Rate" is as defined at Section 3.G hereof.

     "EBITDA" means, for any period, on a Consolidated basis for Stericycle and its Subsidiaries, the sum for such period of (a) Consolidated Net Income, plus
(b) depreciation and amortization expense deducted in the determination of such Consolidated Net Income, plus (c) Interest Expense deducted in the determination of such Consolidated Net Income, plus (d) federal and state income taxes as determined in accordance with GAAP and deducted in the determination of such Consolidated Net Income, plus any items of extraordinary loss deducted in the determination of such Consolidated Net Income, and minus (e) any items of gain which are extraordinary items as defined in GAAP to the extent reflected in the determination of such Consolidated Net Income.

     "ECCO Notes" are the four promissory notes each dated May 1, 1997 from Stericycle to



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each of the following in the principal amounts shown: Bennett Velocci
($525,090), Orlando Velocci ($441,140), Umberto Velocci ($506,230) and the Estate of Vincent Delbroccolo, Sr. ($827,540), to the extent they remain collateralized with a letter of credit.

     "Eligible Accounts" are Accounts of the Borrowers which meet all of the following requirements, as determined by the Agent in its reasonable discretion:
(a) such Accounts represent completed and bona fide transactions which arise from arm's length transactions between unrelated parties who are not Affiliates in the ordinary course of a Borrower's business; (b) such Accounts shall not (i) be unpaid more than 90 days from the billing date of the original invoice or
(ii) be payable by an Account Debtor more than 30% of whose Accounts are otherwise ineligible; (c) the services which gave rise to such Accounts were fully rendered by a Borrower to the Account Debtor on the Borrower's customary basis, with no part of such services or the fee therefor being disputed; (d) such Accounts are not evidenced in whole or in part by a judgment, Chattel Paper or Instrument; (e) Account Debtors with respect to such Accounts have not made an assignment for the benefit of creditors and are not insolvent or the subject of any bankruptcy, reorganization, liquidation or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a material adverse affect on the assets or business of such Account Debtor;
(f) Account Debtors with respect to such Accounts are not the governments of the United States of America or any agency, department or instrumentality thereof in excess of $250,000, are not located outside of the United States of America (unless supported by a letter of credit acceptable to Agent), and are not officers, directors, employees, a Subsidiary or Affiliate of any Borrower; (g) such Accounts are valid, legally enforceable obligations of the applicable Account Debtors and are not subject to any offset or counterclaim based on any then existing or asserted claim or other existing or asserted defense or dispute on the part of such Account Debtors; (h) such Accounts are evidenced by an invoice or other documentation in form acceptable to the Agent; (i) such Accounts are assignable and subject to a valid and first perfected security interest in favor of the Agent, free of any and all other security interests, liens, claims or encumbrances; and (j) such Accounts are not determined by the Agent to be ineligible for any other reason generally accepted in the banking business as a reason for ineligibility. No Accounts of WSI are includable in Eligible Accounts. In addition, the parties acknowledge that no Accounts of 3CI are includable in Eligible Accounts.

     "Employee Plan" means any pension, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan, or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Borrowers described from time to time in the Financial Statements and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by any of the Borrowers or any Affiliate of any of the Borrowers, to which the Borrowers or any Affiliate of the Borrowers is a party or may have any liability or by which any of the Borrowers or any Affiliate is bound.

     "Environmental Indemnity Agreement" means that certain Environmental Indemnity




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Agreement of even date herewith in favor of the Agent, for its benefit and the ratable benefit of the Lenders, executed by the Borrowers, as amended or supplemented.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations issued thereunder or in connection therewith.

     "Eurodollar Reserve Percentage" is defined in Section 3.A hereof.

     "Event of Default" means an event or occurrence described in Section 9 of this Agreement.

     "Expiration Date" is defined at Section 2.A.1 hereof.

     "Federal Funds Rate" means the rate for that day set forth opposite the caption "Federal Fund (Effective)" in the daily statistical release designated as "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor publication, published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, the arithmetic average of the rates quoted to the Agent as the prevailing rates per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) bid at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day by two or more New York or Chicago Federal funds dealers of recognized standing selected by the Agent for the purchase at face value of Federal funds in the secondary market in an amount comparable to the principal amount owed for which such rate is being determined.

     "Financial Assurance" means the financial assurance (whether in the form of a bond, letter of credit, cash or otherwise) required pursuant to any Act.

     "Financial Statements" means all of the balance sheets, statements of operations, statements of cash flow and statements of changes in shareholders' equity of the Borrowers for each Fiscal Year or each month or quarter thereof which have been delivered to the Agent on or prior to the date hereof and which are to be delivered to the Agent pursuant to Section 8.A.2 of this Agreement.

     "Fiscal Year" means the fiscal year of Stericycle and its Subsidiaries ending on December 31 for each year.

     "Funded Debt" means Debt for or with respect to borrowed money, provided in any event that for all purposes hereof all Loans and Letter of Credit Utilization shall be considered as and included in Funded Debt. Debt shall exclude the ECCO Notes.

     "GAAP" means generally accepted accounting principles, applied on a basis consistent with prior periods; provided, however, that GAAP with respect to any interim financial




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statements or reports shall be deemed subject to year-end adjustments and footnotes made in accordance with GAAP.

     "Intellectual Property Assignment" means the Collateral Assignment of Intellectual Property dated the date hereof among the Borrowers and the Agent.

     "Intellectual Property Rights" means all patents and patent applications, trademarks, copyrights, trade names, trade dress, trade secrets, design rights, service marks, trademarks and service mark registrations and applications, registrations and renewals thereof, confidential research, development and commercial information, know-how and other proprietary information, together with any licenses of (whether as licensor or licensee) and license agreements pertaining to any of the foregoing and all license fees and royalties arising from the use thereof, all rights corresponding to the foregoing and all other rights of any kind whatsoever accruing thereunder or pertaining thereto (including without limitation, all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the rights included above), together in each case with the goodwill of the business connected with the use of and symbolized by each such trademark and service mark.

     "Interest Expense" means, with respect to any Person, for any period, the aggregate interest expense, net of interest income, for such period (including, without duplication, all commissions, discounts, and other fees and charges owed with respect to letters of credit, the portion of any capitalized lease obligations allocable to interest expense, and capitalized interest) determined in accordance with GAAP (but in any event excluding interest on tax assessments to the extent such interest is included in deferred taxes).

     "Interest Period" is defined at Section 3.D hereof.

     "Interest Rate Contract" means interest rate protection, swap, or collar agreements, and other similar agreements or arrangements (if any) designed to provide protection against fluctuations in interest rates, pursuant to which any of the Borrowers has obligations to any Lender that may require payment in the future by any such Borrowers.

     "Laws" means all ordinances, statutes, rules, regulations, codes, orders, injunctions, writs or decrees of any government, whether federal, state, municipal, local or foreign, of any political subdivision or agency thereof, or of any court, board or similar entity established by any of the foregoing, including without limitation all of the foregoing which relate to the generation, segregation, handling, packaging, collection, transportation, treatment, storage and/or disposal of regulated medical waste.

     "L/C Refinancing Borrowing" is defined at Section 3.C hereof.

     "Leaseholds" means all of the right, title and interest of any Borrower in, to and under





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any leases, sub-leases, licenses or other agreements, granting rights to a
Borrower to enter, occupy or use real property.

     "Leasehold Mortgages" means the Leasehold Mortgages and/or deeds of trust dated the date hereof executed by the appropriate Borrower in favor of the Agent, on its behalf and for the ratable benefit of the Lenders covering such Borrower's Leaseholds identified as Leasehold Mortgage Properties in Schedule 7.R. hereto.

     "Letter of Credit" is defined in Section 2.A.1 hereof.

     "Letter of Credit Utilization" means, as of any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may be available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Agent and not theretofore reimbursed by the Borrowers.

     "Leverage Ratio" means, as determined on a consolidated basis for Stericycle and its Subsidiaries as of the end of each quarter of Stericycle's Fiscal Year for the then applicable Measurement Period, the ratio of total Funded Debt to EBITDA.

     "LIBOR" is defined in Section 3.A hereof.

     "LIBOR Loan" means a Loan bearing interest at the rate specified in Section 3.A(b) hereof.

     "Lien" means any security interest, mortgage, pledge, hypothecation, collateral assignment, lien (statutory or otherwise'), charge or encumbrance of any kind or nature whatsoever, any deposit or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, or any financing lease involving substantially the same economic effect as any of the foregoing.

     "Loan" means a Revolving Loan or a Term Loan and "Loans" means the Revolving Loans and the Term Loans, collectively and in the aggregate.

     "Loan Documents" means, collectively, any Application, Interest Rate Contract hereafter entered into, and all of those documents set forth and described in Section 6 hereof, as amended, modified, supplemented or restated from time to time, and any facilities or agreements in replacement thereof.

     "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

     "Materially Adverse Effect" means, relative to any occurrence, event, condition or circumstance, or any change therein, of whatever nature (including any adverse determination in




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any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on: (i) the assets of or the business, revenues, financial condition, operations or prospects of the Borrowers taken as a whole; or (ii) the ability of the Borrowers, taken as a whole, to timely or fully perform any of the payment or other material obligations involving any of their Debt.

     "Measurement Period" means with respect to each quarter ending December 31, 1998 and thereafter, the rolling period of the four fiscal quarters then ending.

     "Monies" means (i) all cash at any time on deposit with or held by the Agent or any other bank or institution for the account of any Borrower, (ii) all accounts of any of the Borrowers with the Agent or any other bank or institution, (iii) all investments and reinvestments of amounts from time to time credited to such accounts, and (iv) all interest, dividends, distributions and other proceeds payable on or with respect to such investments and reinvestments and such accounts.

     "Mortgages" means the Mortgages and/or deeds of trust dated the date hereof executed by the appropriate Borrower in favor of the Agent, on its behalf and for the ratable benefit of the Lenders, covering such Borrower's owned properties identified as Owned Properties in Schedule 7.R. hereto.

     "Mortgaged Properties" means the properties covered by the Mortgages, the Leasehold Mortgages and the Collateral Assignment of Leases.

     "Net Cash Proceeds" means, in each case as set forth in a statement in reasonable detail delivered to the Agent: (a) with respect to the disposition of any asset by an Person, the excess, if any, of (i) the cash received in connection with such disposition over (ii) the sum of (A) the principal amount of any Debt (other than Debt under this Agreement) which is secured by such asset and which is required to be repaid in connection with the disposition thereof, plus (B) the reasonable out-of-pocket expenses incurred by such Person in connection with such disposition, plus, (C) provision for taxes, including income taxes, attributable to the disposition of such asset; (b) with respect to the issuance by any Person of any equity securities or Debt, the gross proceeds received by such Person from such issuance less all legal expenses, discounts and commission and other fees and expenses incurred or to be incurred and all federal, state, local and foreign taxes assessed or to be assessed in connection therewith; and (c) with respect to the receipt by any Person or the Agent of any payment under any insurance policy or pursuant to any condemnation award, the aggregate amount of any such payment made to the Agent less any income tax liability of such Person reasonably estimated by such Person to relate to such payment and all legal expenses incurred in connection with the recovery or collection thereof.

     "Net Worth" means, at any time, the total of Stockholders' Equity and Subordinated Debt.

     "Note(s)" means the Revolving Notes and the Term Note.

     "Obligations" means each and every promise, agreement, covenant, debt and all other liabilities, obligations and indebtedness of any of the Borrowers, their successors or assigns, to the Lenders, or any Lender or the Agent whether primary, secondary, contingent, direct, or indirect, howsoever incurred, created, arising or evidenced, whether presently or hereafter existing, evidenced, arising or becoming due, which such promise, agreement, covenant, debt, liabilities, obligations or indebtedness arises from or in connection with the Loans or under this Agreement, the Notes, the Applications, the Letters of Credit (including reimbursement obligations with respect thereto), any Interest Rate Contract or any other Loan Documents, or any refinancings, substitutions, extensions, renewals, replacements and modifications for or of the foregoing, or the enforcement by the Agent or the Lenders of their rights and remedies under any or all of the foregoing (including all costs, expenses and reasonable attorneys' and paralegals' fees and expenses incurred by the Agent or the Lenders), including any of the foregoing that arises after the filing of a petition by or against a Borrower under any insolvency or related proceeding, even if the obligations do not accrue because of the automatic stay under bankruptcy laws or otherwise.

     "Other 3CI Interests" means, exclusive of the 3CI Common Stock, 3CI Preferred Stock, 3CI Note and 3CI Receivable, (i) all of WSI's other interests, if any, in or relating to 3CI (including, but not limited to, any security interest in or mortgage on 3CI's assets granted by 3CI as security for its payment of the 3CI Note or 3CI Receivable (or both)); (ii) all of WSI's claims, rights and causes of action of any kind against 3CI, and (iii) all of WSI's rights arising from or in respect of its ownership of the 3CI Common Stock, 3CI Preferred Stock, 3CI Note or 3CI Receivable (for example, antidilution rights under any settlement agreement or any other contract).

     "Permitted Investments" means (i) cash, (ii) readily marketable securities issued or guaranteed by the government of the United States of America or any agency thereof having a maturity at the time of issuance of not exceeding one year, (iii) commercial paper rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., having a maturity at the time of issuance not exceeding one year, and money market funds invested in short-term securities rated at least as provided in the preceding clause, (iv) certificates of deposit of or demand or time deposits with or repurchase agreements of any commercial bank which is organized under the laws of the United States of America or any state thereof and has capital and surplus of in excess of $100,000,000, and demand deposits or local operating accounts with the Lenders or any other financial institutions acceptable to the Agent, (v) property used in the ordinary course of business, the purchase of which does not otherwise violate or cause or result in a violation of any provision hereof, (vi) current assets arising from the sale of goods and services in the ordinary course of business, (vii) loans or advances to employees in the ordinary course of business, and loans to officers not in excess of $300,000 at any time outstanding, (viii) unsecured intercompany loans or advances to or among the Borrowers, which do not otherwise violate or cause or result in a violation of any provision hereof, (ix) existing investments in existing Subsidiaries of Stericycle, and existing investments of WSI in 3CI, and
(x) existing investments and the acquisitions permitted under Section 8.B.3 hereof, and the transactions pemitted under Section 8.B.5 hereof.

     "Permitted Liens" means any Liens (i) provided for hereunder or under the Loan Documents in favor of the Agent; (ii) for taxes or assessments not yet due and payable; (iii) of vendors incurred in the ordinary course of business, payment with respect to which is not then due and payable; (iv) which arise out of pledges or deposits under any Laws relating to workers' compensation, unemployment insurance, old age pensions or other social security or retirement benefits; (v) which are being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been and continue to be stayed and which do not materially impair or adversely affect the value or use of the assets and properties of any Borrower or the operation or condition of the business of any Borrower; (vi) which are existing on Equipment, Fixtures and/or real property of any Borrower and are set forth on Schedule 7.G hereto, provided, however, that the Debt secured by existing Liens on Equipment, Fixtures and/or real property shall not be increased and such Debt shall not be secured by any Equipment, Fixtures and/or real property other than that securing such Debt as of the date hereof; (vii) which are purchase money security interests on Equipment and/or Fixtures (exclusive of any such Liens referred to in subparagraph (vi) above) securing the deferred purchase price thereof within the limitations of and as may be permitted under Section 8.B.2(vii) hereinafter; provided, however, that any such Lien shall attach only to the Equipment and/or Fixture financed by the holder of such Lien; (viii) which secure Debt assumed or incurred in or in connection with any asset acquisition permitted under Section 8.B.3 and which encumber only the assets acquired; (ix) which secure Debt assumed or incurred in connection with a stock or other equity acquisition permitted under Section 8.B.3 and which encumber only the assets as of the date of acquisition of the Person whose stock or equity was acquired; (x) on cash collateralizing Financial Assurance not to exceed the amount of such Financial Assurance; (xi) which are currently existing on Accounts of any Borrower and are set forth on Schedule 7.G hereto; or (xii) with respect to the property (other than Accounts) of any new Subsidiary of any of the Borrowers which becomes a Subsidiary after the date hereof, so long as such Liens are either incurred in connection with an acquisition by the Borrowers permitted under Section 8.B.3 hereof or were in existence prior to such acquisition, and, if incurred in connection with such an acquisition, are subordinated to the Liens in favor of the Agent, on its behalf and for the ratable benefit of the Lenders.

     "Person" means any individual, sole proprietorship, joint venture, partnership, association, unincorporated organization, joint-stock company or association, trust, corporation, entity, institution or government body (or agency or political subdivision thereof).

     "Pledged Shares" means the shares of common and preferred stock of each of the Subsidiaries owned directly or indirectly by Stericycle, all of which are pledged to the Agent, for its benefit and for the ratable benefit of the Lenders, pursuant to the Stock Pledge and Security Agreement of even date herewith among the Agent, Stericycle and the other Pledgors ("Pledgors") referred to therein (the "Stock Pledge Agreement").

     "Preferences" is defined at Section 7.K. hereof.

     "Prime Rate" means the rate of interest announced or referred to by the Agent from time to time as its prime or reference rate for interest rate determinations, with each change in such Prime Rate to take effect on the same day such change is announced by the Agent. The use of the term "Prime Rate" herein or in any Note is not intended nor does it imply that said rate of interest is a preferred rate of interest or one which is offered by the Agent to its most creditworthy customers.

     "Prime Rate Loan" means a Loan bearing interest at the rate specified in
Section 3.A(a) hereof.

     "Reference Bank" means ABN/AMRO Bank.

     "Refunding Borrowing" is defined in Section 3.C(d) hereof.

     "Registration Statement" means the Form S-3 Registration Statement under the Securities Act of 1933, dated August 4, 1998, as amended.

     "Required Lenders" means as of the date of determination thereof, if there are more than two Lenders, those Lenders holding at least 66-2/3% of the Commitments or, in the event that there are two or fewer Lenders as of the date of determination, hereunder, those Lenders holding at least 100% in aggregate principal amount of the Loans outstanding hereunder.

     "Restricted Payments" means (i) any dividend payment or other distribution, direct or indirect, of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of any Borrower which is not a wholly-owned Subsidiary of Stericycle, or (ii) any exchange, conversion, repurchase, purchase, redemption, retirement, sinking fund or other similar acquisition for value, direct or indirect, of any shares of any class of capital stock of any Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, (iii) any payment or repayment of principal of, premium (if any), or interest on any Subordinated Debt, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Subordinated Debt, unless permitted by the terms of the document or instrument pursuant to which said Subordinated Debt is created and which have been approved by the Agent, or (iv) any earn-out under any acquisition agreement in excess of the thresholds set forth in Section 8.B.3, unless permitted by the terms thereunder and approved by Agent.

     "Revolving Loans" means, collectively, the A Revolving Loan(s) and the B Revolving Loan(s).

     "Revolving LIBOR Loan" means a Revolving Loan which is also a LIBOR Loan.

     "Revolving Notes" means, collectively, the A Revolving Note and the B Revolving Note.

     "Revolving Prime Rate Loan" means a Revolving Loan which is also a Prime Rate Loan.

     "SEC" means the Securities and Exchange Commission.

     "Security Agreement" means that certain Security Agreement of the Borrowers in favor of the Agent, for its benefit and the ratable benefit of the Lenders, of even date herewith, as the same may be amended or supplemented.

     "Seller" is as defined in the Preamble hereto.

     "Stated Amount" of each Letter of Credit means the total amount of the Letter of Credit available for drawing thereunder.

     "Stock Pledge Agreement" is as defined and included in the definition of Pledged Shares.

     "Stockholders' Equity" means the sum of the capital stock, additional paid-in-capital and retained earnings (after deducting treasury stock) as determined in accordance with GAAP.

     "Subordinated Debt" means Debt for money borrowed by any Borrower if, but only to the extent that, the payment and, if permitted hereunder, any collateral therefor is and remains at all times subordinated to the Obligations and the collateral and other security therefor, on terms and conditions satisfactory to the Agent.

     "Subsidiary" with respect to any Person means any corporation or other business entity of which more than fifty percent (50%) of the outstanding common stock or other ownership interests is owned, directly or indirectly, by such Person.

     "Target" is as defined in the Preamble hereto.

     "Term LIBOR Loan" means a Term Loan which is also a LIBOR Loan.

     "Term Loan" is a defined in Section 2.B.1 hereof.

     "Term Notes" and "Term Loans" means the promissory note of the Borrowers evidencing the Term Loan.

     "Term Prime Rate Loan" means a Term Loan which is also a Prime Rate Loan.

     "Termination Date" means September 30, 2003.

     "Total Capitalization" means the sum of (i) the aggregate amount of Debt for borrowed money and (ii) Stockholders Equity.

     "Total Leverage Ratio" means, as determined on a consolidated basis for the Borrowers as of the end of each quarter of Borrowers' Fiscal Year for the then applicable Measurement Period, the ratio of total Funded Debt to EBITDA.

     "Transaction Documents" means the Loan Documents and the Acquisition Documents.

     "3CI Interests" means the following: (i) 5,104,448 shares of common stock, par value $.01 per share (the "3CI Common Stock"), of 3CI Complete Compliance Corporation, a Delaware corporation ("3CI") with its principal executive offices in Shreveport, Louisiana, which represents 52.2% of the 9,778,825 shares of 3CI's common stock issued and outstanding as of July 24, 1998; 7,750,000 shares of 3CI's preferred stock (the "3CI Preferred Stock"), consisting of 7,000,000 shares of 3CI's preferred stock designated as Series B Preferred Stock and 750,000 shares of 3CI's preferred stock designated as Series C Preferred Stock, which represents 100% of the issued and outstanding shares of preferred stock of 3CI; (iii) Revolving Promissory Note dated September 30, 1995, from 3CI to WSI, as amended (the "3CI Note") in the original principal amount of $8,000,000, an unpaid principal balance as of September 30, 1998 of $4,898,699, and a current maturity date of September 30, 1998; and (iv) an account receivable of WSI from 3CI (the "3CI Receivable") with a balance as of July 31, 1998 of $466,906.

     "UCC" means the version of the Uniform Commercial Code as enacted in Illinois, as amended from time to time.

     Section 1.B. Any accounting terms used but not otherwise defined herein shall have their customary meanings as defined in, pursuant to, or in accordance with GAAP. All other terms used but not otherwise defined herein shall have the meanings provided by the UCC to the extent said terms are used or defined therein.

     Section 1.C. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the other Loan Documents.

     Section 1.D. In this Agreement and each other Loan Document, unless a clear contrary intention appears: (i) the singular number includes the plural number, and vice versa; (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) references to any agreement (including this Agreement and the Schedules, Appendices and Exhibits hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor; (v) unless the context indicates otherwise, reference to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section hereof or Schedule, Appendix or

Exhibit hereto; (vi) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and (viii) relative to the determination of any period of time, "from" means "from and including" and "to" and "through" means "to but excluding."

     Section 1.E. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of Stericycle's audited financial statements for the Fiscal Year ending December 31, 1997, and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either Stericycle or the Required Lenders may by notice to the other require that the Lenders and the Borrowers negotiate in good faith to amend such covenant, standard or term so as equitably to reflect such change in GAAP, with the desired result being that the criteria for evaluating the financial condition of the Borrowers shall be the same as if such change had not been made.

     Section 1.F. For all purposes of this Agreement, the Target is included within the definition of "Subsidiary" of Stericycle and shall be a "Borrower" hereunder, if as and when the Acquisition is completed.

SECTION 2. CREDIT FACILITIES.

     Section 2.A. Revolving Loans and Revolving Notes. Subject to the terms and conditions of this Agreement, the Lenders agree to lend to the Borrowers the Revolving Loans as provided in this Section.

     2.A.1. A Revolving Loans. Subject to the terms and conditions of this Agreement, the Lenders agree to lend to the Borrowers from time to time until the earlier of the Termination Date or the occurrence of either a Default or an Event of Default hereunder (the earlier of such date being hereinafter referred to as the "Expiration Date"), such sums, in a minimum amount(s) as set forth in
Section 3.B hereof, as Borrowers may request from time to time by a Borrowing Notice pursuant to Section 3.C hereof; provided, however, that the aggregate principal amount of all loans outstanding under this Section 2.A.1 (individually, a "A Revolving Loan" or "Loan" or, collectively, the "A Revolving Loans" or "Loans") plus the Stated Amount of all letters of credit issued pursuant to Section 2.C hereof (the "Letters of Credit") at any one time shall not exceed the lesser of (i) Five Million Dollars ($5,000,000) or (ii) the Borrowing Base (such lesser amount hereinafter referred to as the "A Revolving Commitment"). Such borrowing of loans shall be made ratably from the Lenders in proportion to their respective A Revolving Commitments. Subject to the terms and conditions hereof, the Borrowers may borrow or repay and reborrow hereunder, from the date hereof until the Expiration Date, either the full amount of the A Revolving Commitment or any lesser sum in the minimum amounts referred to herein. If, at any time, the A Revolving Loans plus the Stated Amount of outstanding Letters of Credit exceed the A Revolving Commitment, the Borrowers shall immediately notify the Agent of the existence of and pay to the Agent the amount of such excess. The maximum amount of the A Revolving Commitment of each Lender shall be as set forth opposite its name on the applicable signature page hereto (subject to any reductions thereof pursuant to the term hereof). For all purposes of this Agreement, where a determination of the unused or available amount of the A Revolving Commitment is necessary, the Revolving Loans and the Letter of Credit Utilization shall be deemed to utilize the A Revolving Commitment. The obligations of the Lenders under this
Section 2.A.1 are several and not joint and no Lender shall under any circumstances be obligated to extend credit under this Section 2.A.1 in excess of its A Revolving Commitment.

     2.A.2. B Revolving Loans. Subject to the terms and conditions of this Agreement, the Lenders agree to lend to the Borrowers from time to time until the earlier of each Conversion Date or the Expiration Date such sums, in a minimum amount as set forth in Section 3.B hereof, as Borrowers may request from time to time by a Borrowing Notice pursuant to Section 3.C hereof, provided, however, that the aggregate principal amount of all loans outstanding under this
Section 2.A.2 (individually, a "B Revolving Loan" or, collectively, the "B Revolving Loans", or together with the A Revolving Loans, "Revolving Loans" or " Loans") at any one time shall not exceed: (i) Fifteen Million Dollars ($15,000,000) on or before the Initial Conversion Date, or (ii) $15,000,000, less the amount of the Term Loans made on the Initial Conversion Date, from and after the Initial Conversion Date to the Final Conversion Date (the "B Revolving Commitment" or, together with the A Revolving Commitment, the "Revolving Commitments"). Such borrowing of loans shall be made ratably from the Lenders in proportion to their respective B Revolving Commitments. The Borrowers may borrow or repay and reborrow hereunder, from the date hereof until the earlier of each Conversion Date or the Expiration Date, either the full amount of the then applicable B Revolving Commitment or any lesser sum in the minimum amounts referred to herein. If, at any time, the B Revolving Loans exceed the then applicable B Revolving Commitment, the Borrowers shall immediately notify the Agent of the existence of and pay to the Agent the amount of such excess. The maximum amount of the B Revolving Commitment of each Lender shall be as set forth opposite its name on the applicable signature page hereto (subject to any reductions thereof pursuant to the term hereof). The obligations of the Lenders under this Section 2.A.2 are several and not joint and no Lender shall under any circumstances be obligated to extend credit under this Section 2.A.2 in excess of its B Revolving Commitment.

     Also subject to the terms and conditions of this Agreement, the Lenders and Borrowers agree that all B Revolving Loans outstanding on each Conversion Date shall be consolidated and loaned by the Lenders on a term loan basis to the Borrowers. Any term loans made pursuant to this paragraph are hereinafter sometimes referred to as the "Term Loan or "Term Loans." Such borrowing of loans shall be made from the Lenders in the same amounts as the amounts of their respective B Revolving Loans outstanding on the respective Conversion Date. The obligations of the Lenders under this paragraph are several and not joint and no Lender shall under any circumstances be obligated to extend credit under this paragraph in excess of the amount of the Term Loan to be made by it.

     2.A.3. Revolving Notes. In order to evidence the Revolving Loans, at the time of the making of the initial A Revolving Loan and B Revolving Loan, the Borrowers will execute and deliver promissory notes payable to each Lender in the principal amount of its A Revolving Commitment and B Revolving Commitment, substantially in the form of Exhibits A and B hereto, respectively (together with any and all amendments, modifications, supplements, substitutions, renewals, extensions and restatements, thereof and therefor whether individually, or collectively, the "A Revolving Note" and the "B Revolving Note"). The respective Revolving Loans shall bear and pay interest and mature on the date as set forth therein and herein.

     2.B.   Term Loan and Term Note. Subject to the terms and conditions of this
Agreement, the Lenders agree to lend to the Borrowers the Term Loans as provided in this Section.

     2.B.1. Term Loan and Term Note. On each Conversion Date, amounts of B Revolving Loans then outstanding shall be converted into a Term Loan (the "Term Loan or "Term Loans"), to be repayable in accordance with the following provisions; the Term Loan shall be evidenced by, bear interest, be repayable and mature in accordance with the provisions hereof and of Term Notes of the Borrowers in the form of Exhibit C hereto, with appropriate insertions (together with any and all amendments, modifications, supplements, substitutions, renewals, extensions and restatements, thereof and therefor, whether individually or collectively, the "Term Note" or the "Term Notes"). The Borrowers shall deliver to the Lenders executed and completed Term Notes payable to the order of each Lender in the principal amount of its B Revolving Loans outstanding on the applicable Conversion Date. The Term Notes shall be dated on the applicable Conversion Date, shall mature on the Termination Date, and shall require quarterly principal payments in substantially equal amounts based on a four (4) year or three (3) year (as appropriate) amortization of the principal amount thereof. The Term Loans and Term Notes shall bear interest as provided herein and therein. On the Initial Conversion Date, the amount of the B Revolving Commitments shall thereupon be permanently reduced by the amount of the Terms Loans made on said Initial Conversion Date, and on the Final Conversion Date the amount of the B Revolving Commitments shall thereupon be permanently reduced to $0.

     Section 2.C.  Letters of Credit.

     (a) General Terms. Subject to all of the terms and conditions hereof, the A Revolving Commitment may be availed of in the form of Letters of Credit, provided that the aggregate outstanding amount of Letter of Credit Utilization by the Borrowers hereunder shall in no event exceed the lesser of (aa) the unused amount of the A Revolving Commitment or (bb) $1,000,000. The Letters of Credit shall be issued by the Agent, but each Lender shall be obligated to reimburse the Agent for a pro rata share of the amount of each draft drawn thereunder and, accordingly, each Letter of Credit shall be deemed to utilize the Revolving A Commitments of all Lenders pro rata in accordance with the respective amounts thereof.

     (b) Term. Each Letter of Credit issued hereunder shall expire not later than sixty (60) days prior to the Termination Date. On the Expiration Date or on such earlier date on which the A Revolving Commitment is terminated or the A Revolving Note is accelerated, the Borrowers shall pay to the Agent an amount equal to the aggregate amount undrawn on all the Letters of Credit which are outstanding on that date to be held as cash collateral for the Obligations in respect of such Letters of Credit.

     (c) General Characteristics. Each Letter of Credit issued hereunder shall be a standby or commercial letter of credit, shall be payable in U.S. dollars, shall conform to the general requirements of the Agent for the issuance of standby or commercial letters of credit as to form and substance, shall be a letter of credit which the Agent may lawfully issue, and shall be issued for the account of the Borrowers.

     (d) Applications; Reimbursement. At the time any Borrower requests any Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit, in the case of a continuing application), an Authorized Officer shall execute and deliver to the Agent an application for such Letter of Credit in the form customarily prescribed by the Agent for a Letter of Credit of the type requested (the "Applications"). The terms, conditions and provisions of all Applications are incorporated herein by reference and made a part hereof, provided that if there is a direct and irreconcilable conflict between the terms, conditions and/or provisions of an Application and the specific provisions of this Agreement, this Agreement shall be controlling. Subject to the other provisions of this Section 2.C, the Borrowers' obligation to reimburse the Agent for drawings under a Letter of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and governed by the Application for such Letter of Credit, except that in any event the Borrowers' reimbursement for a drawing shall be made to the Agent by no later than the same Business Day which is the date when such drawing was paid. In the event that the Agent is not reimbursed by such time for the amount of any draft drawn under a Letter of Credit issued hereunder, the obligation of the Borrowers to reimburse it for the amount of such draft so paid by the Agent shall bear interest (which the Borrowers hereby promise to pay) from and after the date such draft was paid until such reimbursement is made at the rate per annum determined by adding the Default Rate to the rate of interest for Revolving Prime Rate Loans as from time to time in effect. Anything contained in the Applications to the contrary notwithstanding, the Borrowers shall pay fees in connection with Letters of Credit as set forth in Sections 4.C and 4.D hereof. Subject to the conditions contained in Section 6.C., the Borrowers may satisfy their reimbursement obligations with respect to drawings under Letters of Credit by borrowing Prime Rate A Revolving Loans hereunder in accordance with Section 3.C, and the Borrowers irrevocably authorize the Agent to disburse Prime Rate A Revolving Loans in order to satisfy said reimbursement obligations.

     (e) Change in Law. If the Agent or any Lender shall determine in good faith that any change in any applicable law, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary of other authority having jurisdiction over such Lender (whether or not having the force of law) shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against the Letters of Credit, or the Agent's or such Lender's or any Borrower's liability with respect thereto; or

            (ii) impose on the Agent or such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, the Applications or the Letters of Credit;

and the Agent or such Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Agent or such Lender of issuing or maintaining or participating in the Letters of Credit hereunder, then the Agent or such Lender shall use its best efforts to give the Borrowers prompt notice thereof and the Borrowers shall pay on demand to the Agent or such Lender from time to time as specified by the Agent or such Lender such additional amounts as the Agent or such Lender shall reasonably determine are sufficient to compensate and indemnify it (computed commencing on the effective date of any event mentioned herein) for such increased cost. If the Agent or a Lender makes such a claim for compensation, it shall provide to the Borrowers a certificate setting forth such increased costs as a result of any event mentioned herein and such certificate shall be prima facie evidence as to the amount thereof.

     (f) Absolute Nature of Obligations. The obligation of Borrowers to reimburse the Agent, and of Lenders to make payment to the Agent, with respect to Letters of Credit shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) Any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents;

            (ii) The existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower and the beneficiary named in any Letter of Credit);

            (iii) Any draft, certificate or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) The surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

            (v) Payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided, that such payment does not constitute gross negligence or willful misconduct of the Agent; or

            (vi) Any other circumstance or happening whatsoever which would give rise to a defense against payment or is similar to any of the foregoing.

     (g) Participation in Letters of Credit. Each Lender shall participate on a pro rata basis in the Letters of Credit issued by the Agent, which participation shall automatically arise upon the issuance of each Letter of Credit. Each Lender unconditionally agrees that in the event the Borrowers do not reimburse the Agent by the time such reimbursement is due (as set forth in subsection (d) above) for the amount paid by the Agent on any draft presented under a Letter of Credit, then in that event such Lender shall pay to the Agent that portion of the amount of each draft so paid by the Agent which is equal to the same percentage of the amount so paid as the percentage which its A Revolving Commitment bears to the aggregate of the A Revolving Commitments and in return such Lender shall automatically receive an equivalent percentage participation in the rights of the Agent to obtain reimbursement from the Borrowers for the amount of such draft, together with interest thereon as provided for herein. In the event that any Lender fails to honor its obligation to reimburse the Agent for its pro rata share of the amount of any such draft, then in that event (i) each other Lender may, but shall not be obligated to, pay to the Agent its pro rata share of the payment due the Agent from the defaulting Lender (provided that no Lender shall be required to make such payment to the extent that the payment, when taken together with the amount outstanding to such Lender under the A Revolving Commitment, would exceed such Lender's A Revolving Commitment),
(ii) the defaulting Lender shall have no right to participate in any recoveries from the Borrowers in respect of such draft, and (iii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement shall first be applied to reimbursing any such Lender's making payments to the Agent under clause (i) above for their respective pro rata shares of the defaulting Lender's portion of the draft, together with interest thereon at the rate provided for in subsection (d) above. Upon reimbursement to such Lenders pursuant to clause (iii) above of the amount advanced by them to the Agent in respect of the defaulting Lender's share of the draft, together with interest thereon, the defaulting Lender shall thereupon be entitled to its participation in the Agent's rights of recovery against the Borrowers in respect of the draft paid by the Agent.

SECTION 3. GENERAL PROVISIONS APPLICABLE TO ALL LOANS.

     Section 3.A. Applicable Interest Rates. The Borrowers may elect that each Borrowing of each type of Loans be made by means of a Prime Rate Loan or a LIBOR Loan; provided, however, that there shall not be more than five Borrowings of LIBOR Loans outstanding at any time.

     (a) Prime Rate Loans. Each Prime Rate Loan by the Lenders shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Prime Rate from time to time in effect plus the Applicable Margin. Interest on all Prime Rate Loans is payable on the last day of each calendar quarter and at maturity (whether by acceleration or otherwise), commencing December 31, 1998.

     (b) LIBOR Loans. Each LIBOR Loan made by the Lenders shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable LIBOR Margin plus the Adjusted LIBOR, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the date such Loan is made.

     "Adjusted LIBOR" means, for any Borrowing of LIBOR Loans, a rate per annum determined in accordance with the following formula:

                                           LIBOR
                                -----------------------------
         Adjusted LIBOR=   100%-Eurodollar Reserve Percentage

     "LIBOR" means, for an Interest Period for a Borrowing of LIBOR Loans, the rate of interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered by the Agent or the Reference Bank at approximately 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by prime banks in the interbank eurodollar market for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Loan scheduled to be made by the Lenders as part of such borrowing.

     "Eurodollar Reserve Percentage" means, for any Borrowing of LIBOR Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities", as defined in such Board's Regulation D, (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include loans by non-United States offices of any Lender to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the LIBOR Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D.

         (c) Margin, Rate and Fee Determinations. The Agent shall determine each interest rate applicable to the Loans hereunder, and each rate applicable to Revolving Commitment Fees due under Section 4.A. hereof ("Fee Rate"), and its determination thereof shall be conclusive and binding except in the case of error. Not later than fifteen (15) days after the Agent's receipt of the quarterly financial statements required by Section 8.A.2 hereof for a given fiscal quarter and (unless the Required Lenders in their sole discretion do not so require) a letter from the Borrowers requesting a change in the Applicable Margin, Applicable L/C Margin and Applicable LIBOR Margin (collectively, the "Margins"), and/or a change in the Fee Rate, accompanied by a certificate signed by the chief financial officer of Stericycle computing the Cash Flow Leverage Ratio as of the close of the most recently completed fiscal quarter, the Agent shall determine whether such financial information indicates such a change in the Cash Flow Leverage Ratio as would justify a change in the Margins or in the Fee Rate and shall then notify the Borrowers and the Lenders of such determination and of any change in the Margins or in the Fee Rate resulting therefrom. Any change in the Margins or in the Fee Rate shall be effective retroactively as of the close of the most recently completed fiscal quarter (with any additional payment or refund of interest or Letter of Credit fees or Revolving Commitment Fees to be made within five (5) Business Days after the date the Agent so notifies the Borrowers and the Lenders of such change) and with such new Margins or in the Fee Rate to continue in effect until the effectiveness of the next redetermination thereof. Any determination by the Agent of the Leverage Ratio shall be conclusive and binding upon the Borrowers and the Lenders provided that it has been made reasonably and in good faith. If the Borrowers fail to timely submit the quarterly financial statements, letter and certificate referred to above, the Margins and Fee Rate as of the close of the most recently completed calendar quarter shall be the highest Margins and Fee Rate indicated.

         Section 3.B. Minimum and Maximum Borrowing Amounts. Each Borrowing of Prime Rate Loans (other than an L/C Refinancing Borrowing) shall be in an amount not less than $500,000 or any larger amount that is an integral multiple of $100,000. Each Borrowing of LIBOR Loans shall be in an amount not less than $500,000, or any larger amount that is an integral multiple of $100,000.

         Section 3.C. Borrowing Procedures.

         (a) Notice to the Agent. The Borrowers shall give telephonic or telecopy notice to the Agent in the form attached hereto as Exhibit D (the "Borrowing Notice") (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) by no later than 12:00 noon (Chicago time) (i) on the date at least three (3) Business Days prior to the date of each requested Borrowing of LIBOR Loans and (ii) on the date of any requested Borrowing of Prime Rate Loans. Each such notice shall specify the date of the requested Borrowing (which shall be a Business Day), the amount of the requested Borrowing, the type of Loans to comprise such Borrowing (if no election as to type of Borrowing is specified in any such notice, then the requested Borrowing shall be of Prime Rate Loans) and, if such Borrowing is to be comprised of LIBOR Loans, the Interest Period applicable thereto. The Borrowers agree that the Agent may rely on any such telephonic or telecopy notice given by any person the

Agent in good faith believes is an Authorized Officer without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Agent has acted in reliance thereon.

         (b) Borrowers' Failure to Notify. In the event the Borrowers fail to give notice pursuant to Section 3.C(a) above of the reborrowing of the principal amount of any maturing Borrowing or of a Borrowing to refinance a reimbursement obligation with respect to a Letter of Credit (an "L/C Refinancing Borrowing") and has not notified the Agent by 12:00 noon (Chicago time) on the day such Borrowing matures or such reimbursement obligation becomes due that it intends to repay such Borrowing or such reimbursement obligation with funds not borrowed hereunder, the Borrowers shall be deemed to have requested a Borrowing of Prime Rate Loans on such day in the amount of the maturing Borrowing or of the reimbursement obligation then due, in each case subject to Section 6.C hereof, which new Borrowing shall be applied to pay, as the case may be, the maturing Borrowing or reimbursement obligation then due.

         (c) Disbursement of Loans. Not later than 2:00 p.m. (Chicago time) on the date of any Borrowing (a "Funding Date") of LIBOR Loans or Prime Rate Loans, each Lender shall make available its Loan in funds immediately available in Chicago, Illinois, at the principal office of the Agent, except to the extent such Borrowing is either a reborrowing, in whole or in part, of the principal amount of a maturing Borrowing of Loans (a "Refunding Borrowing") or an L/C Refinancing Borrowing, in which case each Lender shall record the Loan made by it as a part of such Refunding Borrowing or L/C Refinancing Borrowing, as the case may be, on its books or records or on a schedule to the appropriate Note, as provided in Section 3.H(b) hereof, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Loan or reimbursement obligation through the proceeds of such new Loan. Subject to Section 6 hereof, the Agent shall make the proceeds of each Borrowing available to the Borrowers at the Agent's principal office in Chicago, Illinois.

         Unless the Agent shall have been notified by a Lender (no later than 5:00 p.m. (Chicago time) on the Business Day preceding the date of a requested Borrowing of LIBOR Loans and no later than 1:00 p.m. (Chicago time) on the date of a requested Borrowing of Prime Rate Loans), that such Lender does not intend to make available to the Agent such Lender's pro rata share of Borrowings as aforesaid, the Agent may assume that such Lender has made such amount available to the Agent and the Agent, it its sole discretion, may but need not make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on or prior to a Funding Date, such Lender agrees to pay and Borrowers agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrowers until the date such amount is paid or repaid to the Agent, at (i) in the case of such Lender, the Federal Funds Rate (together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time), and (ii) in the case of the Borrowers, the interest rate applicable at the time to the Borrowing made on such Funding Date. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's pro rata share of such Borrowing, and if both such Lender and the Borrowers shall have paid and repaid, respectively, such corresponding amount, the Agent shall promptly return to the Borrowers such corresponding amount in same day funds. Nothing in this Section shall be deemed to relieve any Lender of its obligation hereunder to make its pro rata share of Loans on the requested date of Borrowing, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to make any Loan hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Loan. In the event that, at any time when no Event of Default exists hereunder, and the applicable conditions for funding set forth hereunder have been satisfied, a Lender for any reason fails or refuses to fund its pro rata share of a Loan (the funded portion of such Loan being hereinafter referred to as a "Non Pro Rata Loan" and such Lender being hereinafter referred to as a "Defaulting Lender"), then, until such time as such Defaulting Lender has funded its portion of the Loan which was previously a Non Pro Rata Loan, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non Pro Rata Loan, all of the Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non Pro Rata Loans in which the Defaulting Lender has not funded its pro rata share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrowers and otherwise due to be applied to the obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Agent to the other Lenders in accordance with their respective pro rata shares (recalculated for purposes hereof to exclude the Defaulting Lender's Commitment), until all Senior Loans have been paid in full. This provision governs only the relationship among Agent, the Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrowers to repay all Loans in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding any instruction of Borrowers as to its desired application of payments. In addition, no unused commitment fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of such failure to fund until such failure has been cured.

         (d) Notice to Lenders. The Agent shall give prompt telephonic, telex or telecopy notice to each of the Lenders of any Borrowing Notice received pursuant to Section 3.C(a) above and, if such notice requests the Lenders to make LIBOR Loans, the Agent shall give notice to the Borrowers and each of the Lenders by like means of the interest rate applicable thereto promptly after the Agent has made such determination. The Agent shall promptly confirm in writing (including by telex or telecopy) any such notice provided by telephone, but the failure to provide such confirmation shall not affect the obligations of the Borrowers and the Lenders under this Agreement.

         Section 3.D. Interest Periods. As provided in Section 3.C hereof, at the time of each request for the Borrowing of LIBOR Loans hereunder the Borrowers shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of LIBOR Loans is made and ending on the date, as the Borrowers may select, 1, 2, 3 or 6 months thereafter; provided, however, that:

         (a) the Borrowers may not select an Interest Period that extends beyond the Termination Date;

         (b) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

         (c) for purposes of determining the Interest Period for a Borrowing of LIBOR Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         Section 3.E. Maturity of LIBOR Loans. Each LIBOR Loan shall mature and become due and payable by the Borrowers on the last day of the Interest Period applicable thereto.

         Section 3.F. Prepayments.

         (a) Generally. The Borrowers shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then: (i) in an amount not less than $100,000 or any larger amount that is an integral multiple of $50,000 in the case of Prime Rate Loans, and in an amount not less than $50,000 or any larger amount that is an integral multiple of $100,000 in the case of LIBOR Loans and (ii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 3.B hereof remains outstanding) on any Business Day upon prior notice to the Agent which must be received by the Agent (which shall advise each Lender thereof promptly thereafter) by no later than 12:00 noon (Chicago time) on the date of such prepayment in the case of Prime Rate Loans and by no later than 12:00 noon (Chicago time) on the date three Business Days in advance of the date of such prepayment in the case of LIBOR Loans, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon and, in the case of LIBOR Loans, any compensation required by Section 3.J hereof. Partial prepayments of any outstanding type of Loan shall be applied to the various Borrowings and various installments of principal thereof in the inverse order of their maturity. No amounts of principal paid or prepaid on any Term Loan may be reborrowed.

         (b) Reborrowings. Any amount paid or prepaid on the Revolving Loans before the

Expiration Date or the Conversion Date (as appropriate) may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         (c) Mandatory Prepayments. Notwithstanding that no Default or Event of Default has occurred and is continuing, the Borrowers shall pay to the Agent, as prepayments on the Loans, within ten (10) days after receipt thereof, 100% of the Net Cash Proceeds with respect to the sale of any assets permitted under
Section 8.B.8(iii), and 100% of the Net Cash Proceeds with respect to the issuance of capital stock. Prepayments under this section shall be applied, first, to the Term Loans if then outstanding, then the B Revolving Loans if then outstanding, and then to the A Revolving Loans if then outstanding, in each case in prepayment of installments thereof in the inverse order of maturity.

         Section 3.G. Default Rate. If any Event of Default has occurred and is continuing, then each Loan or other monetary Obligation shall bear interest, after as well as before judgment (computed on the basis of a year of 360 days and actual days elapsed) from the date of such Event of Default until such Loan or other monetary Obligation is paid in full, payable on demand, at a rate per annum (the "Default Rate") equal to:

         (a) with respect to any Prime Rate Loan, the sum of two percent (2%) plus the Prime Rate from time to time in effect plus the highest possible Applicable Margin applicable to such Loan under the relevant matrix; and

         (b) with respect to any LIBOR Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Prime Rate from time to time in effect plus the highest possible Applicable Margin applicable to such Loan under the relevant matrix; and

         (c) with respect to other monetary Obligations for which a Default Rate is not otherwise specified, the sum of two percent (2%) plus the Prime Rate from time to time in effect plus the highest possible Applicable Margin.

         Section 3.H.  Notes.

         (a) Each Loan made to the Borrowers by a Lender shall be evidenced by a promissory note of the Borrowers, dated the date hereof, payable to the order of each Lender in the principal amount of its Commitment, and otherwise be in the form of Exhibits A through C hereto.

         (b) Each Lender shall record on its books or records or on a schedule to the appropriate Note the amount of each Loan made by it to the Borrowers, the Interest Period thereof (if applicable), all payments of principal and interest and the principal balance from time to time outstanding thereon, the interest rate applicable thereto, and, in respect of any Loan, the type of such Loan; provided that prior to the transfer of any Note all such amounts shall be recorded on a schedule to such Note. The record thereof, whether shown on such books or records of a Lender or on a schedule to any Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of any Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Loans made hereunder together with accrued interest thereon. At the request of any Lender and upon such Lender tendering to the Borrowers the Note to be replaced, the Borrowers shall furnish a new Note to such Lender to replace any outstanding Note and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

         Section 3.I. Revolving Commitment Terminations. The Borrowers shall have the right at any time and from time to time, upon prior written notice to the Agent, to terminate without premium or penalty, in whole or in part, any Revolving Commitment, each such termination (whether in whole or in part) to be effective as of the close of the calendar quarter specified in such notice (provided such effective date occurs no earlier than thirty (30) Business Days after such notice) and each partial termination to be in an amount not less than $500,000 or any larger amount that is an integral multiple of $250,000 and to reduce ratably the respective Commitments of each Lender; provided that the Revolving Commitments may not be reduced to an amount less than the aggregate principal amount of the utilization then outstanding thereunder. Any termination of Commitments pursuant to this Section 3.I may not be reinstated.

         Section 3.J. Funding Indemnity. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

         (a) any payment (including prepayment) of a LIBOR Loan on a date other than the last day of its Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement, or

         (b) any failure (because of a failure to meet the conditions of Section 6 or otherwise) by the Borrowers to borrow a LIBOR Loan on the date specified in a notice given pursuant to Section 3.C hereof, then, upon the demand of such Lender, the Borrowers shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrowers, with a copy to the Agent, a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed rebuttably presumptive evidence of the correctness thereof.

         Section 3.K.  Change in Circumstances, Etc.

         (a) Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable Law or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain LIBOR Loans or to give effect to its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrowers, with a copy to the Agent, and such Lender's obligations to make or maintain LIBOR Loans under this Agreement shall terminate until it is no longer unlawful for such Lender to make or maintain LIBOR Loans. The Borrowers shall prepay on demand the outstanding principal amount of any such affected LIBOR Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrowers may then elect to borrow the principal amount of the affected LIBOR Loan from such Lender that shall not be made ratably by the Lenders but only from such affected Lender by means of a Prime Rate Loan from such Lender.

         (b) Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of LIBOR Loans:

             (i) the Agent advises the Borrowers that deposits in United States Dollars (in the applicable amounts) are not being offered to it or the Reference Bank in the interbank eurodollar market, for such Interest Period, or

             (ii) Lenders having 50% or more of the aggregate amount of the Commitments advise the Agent that LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding their LIBOR Loans for such Interest Period, then, the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make LIBOR Loans shall be suspended.

         (c) Increased Cost and Reduced Return.

             (1) If on or after the date hereof, the adoption of any applicable Law, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                 (i) shall subject any Lender to any tax, duty or other charge with respect to the Loans, its Notes or its obligation to make Loans, or shall change the basis of taxation of payments of any Lender of the principal of or interest on the Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

                 (ii) shall impose, modify or deem applicable any reserve,
             special deposition or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender or on the interbank market any other condition affecting the Loans, its Notes or Lender's obligation to make Loans;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender to be material, then, within fifteen
(15) days after demand by such Lender (with a copy to the Agent), the Borrowers shall be obligated to pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (computed commencing on the effective date of any event mentioned herein). Each Lender agrees to use its best efforts to give the Borrowers notice of the occurrence of any event mentioned herein.

         (2) If any Lender shall determine that the adoption after the date hereof of any applicable Law regarding capital adequacy, or any change in any existing Law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any of its branches or any corporation controlling such Lender (or any of its branches or any corporation controlling such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of Lender's obligations hereunder or for the credit which is the subject matter hereof to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to liquidity and capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts reasonably determined by such Lender as will compensate such Lender for the reduction.

         (d) Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits in the relevant market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR, for such Interest Period.

         (e) Implementation of European Economic and Monetary Union ("EMU"). This Agreement (including, without limitation, the definition of LIBOR and related definitions) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Borrowers and the Lenders) to be necessary to reflect implementation of the EMU and change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if such implementation and change in currency had not occurred.

         (f) Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Borrowers and the Agent.

SECTION 4.  FEES.

         Section 4.A. Revolving Commitment Fees. The Borrowers shall pay to the Agent for the ratable account of the Lenders a commitment fee at the initial rate of .25% per annum with respect to the A Revolving Commitment and the B Revolving Commitment (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily unused amount of the respective Revolving Commitment hereunder ("Commitment Fees") provided, however, that the Commitment Fees shall be subject to quarterly adjustment beginning with the fiscal quarter commencing January 1, 1999 based on the following matrix:



            Cash Flow                       Commitment Fee on A and
         Leverage Ratio                     B Revolving Commitments
         --------------                     -----------------------
         Equal to or less                            0.25%
         than 2.0:1.00

         2.01:1.00 through
         2.50:1.00                                   0.25%

         2.51:1.00 through
         2.75:1.00                                   0.25%

         2.76:1.00 or
         greater                                    0.375%


         For purposes of this Section 4.A., Letter of Credit Utilization shall constitute a usage of the A Revolving Commitment for purposes of computing the commitment fee payable hereunder. Such commitment fees are payable in arrears on the last day of each March, June, September and December occurring after the date hereof (commencing December 31, 1998) and on the Expiration Date, unless either of the Revolving Commitments terminates in whole on an earlier date, in which event the fees for the period to the date of such termination in whole shall be paid on the date of such termination.

         Section 4.B. Closing Fee. The Borrowers shall pay to the Agent for its own account on the Closing Date a fee described in a letter dated the date hereof between Agent and Borrowers (the "Closing Fee").

         Section 4.C. Letter of Credit Fees. On the last day of each March, June, September and December occurring after the date hereof (commencing December 31, 1998) and on the Expiration Date, the Borrowers shall pay to the Agent for the ratable account of the Lenders a fee at the rate equal to the Applicable L/C Margin per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Stated Amount under Letters of Credit outstanding during the calendar quarter ending on such date.

         Section 4.D. Transaction Charges. The Borrowers shall pay to the Agent for its own account such issuing and processing fees and charges as the Agent from time to time customarily imposes in connection with the issuance, amendment, cancellation, negotiation and payment of letters of credit and drafts drawn thereunder, such fees to be paid in accord with the standard and customary practices of the Agent.

         Section 4.E. Agent's Fees. The Borrowers shall from time to time pay the Agent for its own use and benefit such fees as the Borrowers and the Agent have mutually agreed upon.

SECTION 5.  PLACE AND APPLICATION OF PAYMENTS.

         Section 5.A. Place and Application of Payments. All payments of principal of and interest on the Loans, reimbursement obligations with respect to Letters of Credit and all payments of fees and all other amounts payable under this Agreement shall be made to the Agent no later than 12:00 Noon (Chicago time) at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrowers for the benefit of the Lenders). Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans, reimbursement obligations with respect to Letters of Credit or fees ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Alternatively, at its sole discretion, the Agent may charge against or debit any deposit account or other Monies of any Borrower on deposit with or in possession of the Agent (except any Monies of any Borrower at any time on deposit with the

Agent collateralizing any Letters of Credit), all or any part of any amount due hereunder or under the Notes. The Agent's right from time to time after the occurrence or happening of an Event of Default hereunder (which has not been cured or waived in a writing signed by the Agent) to set off indebtedness owing by Borrowers to the Agent against any Borrower's Monies, deposits, credits, accounts or other property now or at any time in the possession or control of the Agent, except as provided herein, is hereby acknowledged and agreed to by the Borrowers.

SECTION 6.  CONDITIONS PRECEDENT AND SUBSEQUENT.

         Notwithstanding any other provisions of this Agreement, the Lenders, at their sole option and in their sole discretion, need not make any Loans to the Borrowers or issue any Letter of Credit for the account of the Borrowers, unless the conditions precedent described below are fulfilled:

         Section 6.A. Delivery of Documents as Conditions Precedent. The delivery of each of the following documents, each of which shall be reasonably satisfactory to the Agent in substance and form, by on or behalf of the Borrowers to the Agent shall constitute separate and distinct conditions precedent to the effectiveness of this Agreement and the making of any Loans or issuance of any Letters of Credit:

         6.A.1.   Agreement.  A copy of this Agreement duly executed by
Borrowers.

         6.A.2. Notes. The Revolving Notes dated as of the Closing Date duly executed by the Borrowers and payable to the respective Lenders.

         6.A.3. Stock Pledge Agreement. The Stock Pledge Agreement duly executed by Stericycle and the other Pledgors, together with the stock certificates for the Pledged Shares and duly executed stock powers or assignments endorsed in blank, and appropriate UCC-1 financing statements from the respective Pledgors for filing with the appropriate Secretary of State.

         6.A.4. Environmental Indemnity Agreement. The Environmental Indemnity Agreement duly executed by the Borrowers.

         6.A.5. Security Agreement, Intellectual Property Assignment, Collateral Assignment of Notes, and Acquisition Agreement Assignment. The Security Agreement duly executed by the Borrowers, the Intellectual Property Assignment, the Collateral Assignment of Notes, and the Acquisition Agreement Assignment.

         6.A.6. Financing Statements. UCC-1 financing statements executed by the Borrowers for filing with the offices indicated on Schedule 6.A.6 hereto, and such other financing statements or fixture filings as the Agent may request from the Borrowers from time to time.

         6.A.7. UCC and Other Search Results. Satisfactory UCC financing statement, judgment and tax lien search results of the Borrowers from or of the offices indicated on
Schedule 6.A.7 hereto, and from such other offices or governmental agencies or bodies as the Agent, in its sole discretion, may request from time to time, indicating that any financing statements to be filed by the Agent or described above, after being duly and properly filed and recorded, will give the Agent first priority perfected liens and security interests on and in the Collateral of the Borrowers, except by reason of Permitted Liens, and that there are no other lienors or creditors claiming any interest in the Collateral of the Borrowers, except holders of Permitted Liens.

         6.A.8. Evidence of Insurance. Evidence that the Borrowers have insurance as required by Section 8.A.16, including property, casualty and liability insurance satisfactory to the Agent, together with: (i) loss payable/mortgagee endorsements naming the Agent as loss payee and mortgagee with respect to property and casualty insurance covering Collateral; and (ii) certificate(s) of insurance(s) and binder(s) naming the Agent and the Lenders as additional insured with respect to liability insurance.

         6.A.9. Certificates of Incorporation. Certificates of Incorporation, and each and every amendment thereto, of each Borrower, certified of recent date by the Secretary of State or appropriate government official in each State or country in which each such Borrower is incorporated.

         6.A.10. Good Standing. Certificate of the appropriate Secretary of State or government official of recent date, as to the good standing of each Borrower in the State or country of its incorporation and where it is qualified to do business.

         6.A.11. Secretary's Certificates. Certificate of Secretary of each Borrower as to (i) resolutions authorizing entry into, execution, delivery and performance of its obligations under this Agreement and related Loan Documents to which it is a party, (ii) the incumbency and signatures of the officers authorized to execute on its behalf the Loan Documents to which it is a party,
(iii) its Certificate of Incorporation, and (iv) its bylaws.

         6.A.12. Solvency Certificate. Certificate of Solvency duly executed by the Borrowers, with pro forma balance sheet and cash flow projections provided for thereunder.

         6.A.13. Opinion. The satisfactory opinion letter of Johnson and Colmar, counsel for the Borrowers, dated as of the Closing Date and addressed to the Agent and the Lenders as to the matters referred to in Sections 7.A., 7.B., 7.C., 7.D., 7.E., 7.F. (as far as litigation is concerned), 7.J., and the perfection of the Agent's Liens in the Collateral.

         6.A.14. Environmental Data. All environmental data, information and reports concerning the Mortgaged Properties or any other property which the Agent may request.

         6.A.15. Officer's Certificates. A certificate of the President of Stericycle certifying: (i) that the conditions herein insofar as they relate to the Borrowers have been satisfied, (ii) as to the truth of the representations and warranties herein contained, and (iii) that no Materially Adverse Effect has occurred since December 31, 1997.

         6.A.16. Mortgages, Etc. The Mortgages, Leasehold Mortgages, and Collateral Assignment of Leases.

         6.A.17. Pay-Off Letters. Pay-off letters from the holders of all Debt to be paid or refinanced with Loan proceeds, with any related UCC termination statements, said pay-off letters to include the acknowledgments of said holders to the effect that all of its commitments to make any loans to a Borrower are terminated and that upon receipt of the identified pay-off amounts said holder will neither have or claim to have any lien rights in any assets of any Borrower, and will deliver all appropriate release and termination documents.

         6.A.18. Other Documents. In form and substance satisfactory to the Agent the initial Borrowing Base Certificate and any other documents which the Agent may reasonably request from or to be delivered by the Borrowers from time to time to effect the intent of this Agreement and the Loan Documents.

         Section 6.B. Fees. All fees referred to in Section 4 hereof which are then due shall have been paid to the Agent on the Closing Date.

         Section 6.C. Conditions Precedent. The following conditions are conditions precedent to the obligation of the Agent and the Lenders to make or disburse any Loan or issue any Letter of Credit hereunder at any time requested by the Borrowers, and each request by any Borrower for a Loan or Letter of Credit hereunder shall be deemed to constitute each Borrower's representation and warranty to the Agent and the Lenders that, as of the dates of such request and on which such Loan is disbursed or Letter of Credit issued, these conditions have been satisfied:

         6.C.1. Materially Adverse Effect. No Materially Adverse Effect shall have occurred, as determined by the Agent in its reasonable discretion, since the date hereof.

         6.C.2. Representations and Warranties. The representations and warranties set forth in Section 7 hereof and in each Loan Document to which any Borrower is a party shall be true and correct in all material respects.

         6.C.3. Covenants. The affirmative and negative covenants set forth herein (including, without limitation, those covenants set forth in Section 8 hereof) and in any other Loan Documents to which any Borrower is a party, are not being breached in any material respects.

         6.C.4. Event of Default. No Default or Event of Default shall have occurred and then be continuing or would occur as a result of making such Loan or issuing such Letter of Credit.

         6.C.5. Revolving Commitments. After giving effect to the Loan (if it is a Revolving Loan) or Letter of Credit, the aggregate principal amount of all such Loans and Letter of Credit Utilization outstanding hereunder shall not exceed the applicable Revolving Commitment.

         6.C.6. No Violations. Such Loan or Letter of Credit shall not violate any order, judgment or decree of any court or other authority or any provision of Law applicable to any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect, provided that if any such circumstances affects fewer than all the Lenders then the unaffected Lenders shall not be relieved of their obligations to make a Loan as part of a Refunding Borrowing.

         6.C.7. Notes; Notice of Borrowing. The Agent shall have received for each Lender the Notes of the Borrowers and the notice required by Section 3.C hereof.

         Section 6.D. Letters of Credit; B Revolving Loans. As a further condition to the issuance of each Letter of Credit, the Agent shall have received a duly completed and executed Application therefor. As further conditions to the making of any Loan the proceeds of which will be used to finance an acquisition, the provisions of Sections 8.A.13 and 8.B.3 are complied with and satisfied.

         Section 6.E. Additional Documents or Events as Conditions Precedent and Subsequent to WSI Acquisition Loan. The delivery of each of the following documents to the Agent or, as appropriate, occurrence of the following events described in Sections 6.E.1, 6.E.2, 6.E.3, 6.E.4 and 6.E.5 either prior to or as of the execution of this Agreement, shall constitute separate and distinct conditions precedent to the effectiveness of this Agreement and the making of any Loans by the Lenders to the Borrowers:

         6.E.1. Acquisition Documents. The Agent shall have received fully executed copies of each of the Acquisition Documents and true copies of all material instruments, agreements and documents (including third party consents) required to be delivered or furnished thereunder or in connection therewith, and the terms and provisions of said Acquisition Documents shall be satisfactory to the Agent in substance and in form.

         6.E.2. Consummation of Acquisition. After giving effect to the funding of the initial B Revolving Loan and the use of proceeds thereof, the consummation of the Acquisition has occurred simultaneously, and a Certificate to that effect has been furnished to the Agent by the President of Stericycle.

         6.E.3. Lender Review of Target Financial Statements. The Agent has received and reviewed acceptable financial statements of the Target, and said financial statements are satisfactory to the Agent in its reasonable discretion.

         6.E.4. Lender Review of Target Budget, Business Plan and Projections. The Agent has received and reviewed reasonably acceptable annual budgets, business plans and rolling five year projections for the Target.

         6.E.5. No Default and Financial Covenant Compliance. The Agent has received a Certificate of the chief financial officer of Stericycle certifying that no Default or Event of Default will result from the Acquisition after giving effect thereto, and also certifying and demonstrating to the reasonable satisfaction of Agent that after giving effect to the Acquisition that Borrowers will be in compliance with each of the financial covenants set forth in Section 8A.1 calculated on an Adjusted Historical Pro Forma Basis (as defined in Section 8.B.3).

         6.E.6. Joinder. Immediately upon consummation of the acquisition, Borrowers (now including WSI) shall comply with the provisions of Section 8.A.13 and, in the Agent's absolute discretion, WSI shall deliver the documents described in Section 6.A. Compliance with this provision is an express covenant of the Borrowers, and a Default or Event of Default shall result if Borrowers (including WSI) do not fully comply with this provision immediately upon consummation of the Acquisition.

         Section 6.F. Certain Post Closing Matters. The delivery and/or satisfaction of each of the following is an express covenant of the Borrowers, and a Default or Event of Default will result if same have not been delivered and/or satisfied within the time periods indicated:

         6.F.1. Matters Pertaining to Mortgages and Leasehold Mortgages. Within 45 days of the date hereof, the Borrowers shall comply with the following pertaining to each of the Mortgages and Leasehold Mortgages and properties covered thereby:

                (a) Environmental Matters. All environmental data, information and reports concerning the Mortgaged Properties involved as the Agent may request.

                (b) Surveys. Current surveys of the Mortgaged Properties involved, which shall contain flood plain certification, prepared in accordance with the Minimum Standard Detail Requirement for Land and Title Surveys as adopted by the American Land Title Association the American Congress on Surveying and Mapping, and prepared and certified to the Agent and title company by a licensed surveyor or engineer.

                (c) Title Policies. With respect to each Mortgaged Property involved, an ALTA Loan Policy - 1970 (Amended 10/17/70)(or other form acceptable to the Agent) title insurance policy or binder issued by a title insurance company satisfactory to the Agent, in the respective amounts approximating the market value of the respective Mortgaged Property, insuring or undertaking to insure, in the case of a binder, that the relevant Mortgage or Leasehold Mortgage relating thereto creates and constitutes a valid first Lien against such Mortgaged Property in favor of the Agent, for its benefit and the ratable benefit of the Lenders, subject to no exceptions other than those acceptable to the Agent, with such endorsements and affirmative insurance (including comprehensive endorsement No. 1, survey, revolving credit, contiguity - if applicable, usury, doing business, standard form variable rate, restrictions - where applicable, encroachment - where applicable, and broad form zoning) as the Agent may reasonably request; and, if requested by the Agent, copies of all documents referred to in the title insurance policies and binders.

         6.F.2. Matters Pertaining to Leaseholds. Within 45 days of the date hereof, the Borrowers shall deliver or use their best efforts in the case of
(b)-(d), the following pertaining to each of the Leaseholds and properties covered thereby:

                (a) Environmental Matters. All environmental data, information and reports concerning the properties involved as the Agent may request.

                (b) Landlord's/Lessor's Consent to Collateral Assignment of Lease. The consent of each Landlord/Lessor involved to the respective Collateral Assignment of Lease.

                (c) Estoppel Certificate. An estoppel certificate substantially in the form of Exhibit E hereto.

                (d) Landlord's Lien Waivers. A Landlord's Lien Waiver and Agreement substantially in the form of Exhibit F hereto.

         6.F.3. [INTENTIONALLY DELETED]

         6.F.4. Satisfactory Completion of Due Diligence. Within 90 days of the date hereof, the Agent and Lenders have satisfactorily completed their due diligence examination of the Borrowers, their operations and properties, including its audit/review of the Collateral, historical and pro forma financial information, and projections and business plans.

         6.F.5. Other Matters. All other matters included within the Additional Post-Closing Matters Memo attached as Exhibit G hereto are delivered and/or satisfied within the time limits set forth therein.

SECTION 7.  REPRESENTATIONS AND WARRANTIES.

         As further inducement to the Agent and the Lenders to enter into this Agreement and make the Loans and issue Letters of Credit hereunder, the Borrowers jointly and severally represent and warrant, as of the date hereof, and as of the date of each disbursement of each of the Loans and the date of issuance of each Letter of Credit, the following, which shall survive the execution and delivery of this Agreement, the Notes and the Loan Documents and until all of the Obligations have been paid, satisfied or discharged in full, regardless of any investigation by the Agent or the Lenders of the Borrowers' financial condition or assets:

         Section 7.A. Corporate Existence and Related Matters. Each Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the State or country of its incorporation and is duly qualified to do and transact business and is in good standing as a foreign corporation in each and every state or country in which the conduct of its business or the location of its properties requires such qualification and the failure to so qualify would have a Materially Adverse Effect. Schedule 7.A attached hereto lists each Borrower and its relationship to Stericycle. As of the date hereof, the only Subsidiaries of Stericycle are designated in Schedule 7.A hereto and are Borrowers hereunder.
Schedule 7.A hereto correctly sets forth, as to each such Subsidiary, whether or not it is a Consolidated Subsidiary, the jurisdiction of its incorporation, the percentage of issued and outstanding shares of each class of its capital stock owned by Stericycle and the Subsidiaries and, if such percentage is not 100%, a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares indicated in Schedule 7.A as owned by Stericycle or a Subsidiary are owned, beneficially and of record, by Stericycle or such Subsidiary, free of any Lien. Schedule 7.A contains all assumed or business names utilized by each Borrower, the jurisdiction of incorporation of each Borrower, and all jurisdictions where each Borrower is qualified to do business. The information in Schedule 7.A hereto is true and complete.

         Section 7.B. Corporate Authority. Each Borrower has all corporate power and authority to own its property and assets and to carry on and engage in its business as it is presently being conducted, and has all licenses, permits, franchises, consents, approvals and authorizations required in connection with the foregoing, including without limitation all of the foregoing required under applicable Laws. The execution, issuance, delivery, and performance of all documents in connection with this Agreement, the Notes and the Loan and other Transaction Documents to which any Borrower is a party or signatory and the incurrence and performance of the Obligations hereunder and thereunder (i) are within the corporate power and authority of each Borrower, (ii) have been duly and properly authorized by all necessary corporate, director, shareholder and any other action of the Borrowers, and (iii) have not resulted in and will not result in:

         (a) the creation or imposition of any Lien of any nature whatsoever (except in favor of the Agent) upon any Borrower's property or assets; or

         (b) the violation or contravention of, the occurrence of a default, event of default or event, which with the passage of time or giving of notice or both, would constitute, mature into or become a default or event of default under, (1) any term or provision of a Borrower's Certificate of Incorporation or bylaws, (2) any licenses, permits, franchises, consents, approvals or authorizations referred to above, (3) any certificates of authority to do or transact business, (4) any applicable order of any court or government or administrative agency, or (5) any material contract, agreement (including any loan or credit agreement or agreement with the holders of any Borrower's preferred stock or makers of any Subordinated Loan), mortgage, indenture, instrument, judgment or Laws to which any Borrower is a party or signatory or by which it is bound.

         Section 7.C. Consents, Approvals, etc. Except for the filing of UCC financing statements, the filing of appropriate documents with the United States Patent and Trademark Office to perfect Agent's Liens in registered trademarks and patents of the Borrowers, any consents of lessors to leasehold mortgages and collateral assignments, and the notation of Agent's Liens against vehicles of Borrowers on the certificates of title for such vehicles, no consent, approval or authorization or order of, or filing, registration or qualification with, any Person (governmental, regulatory, or otherwise) is required to be obtained or effected by any Borrower in connection with the execution, issuance, delivery and performance of all documents in connection with this Agreement, the Notes and the Loan and other Transaction Documents to which any Borrower is a party or signatory or the incurrence or performance of the Obligations or, if so required, has been duly obtained or effected before the date hereof and are indicated on Schedule 7.C hereto.

         Section 7.D. Binding Effect and Enforceability. Upon delivery hereof and thereof, this Agreement, the Notes and the Loan and other Transaction Documents to which any Borrower is a party or signatory will be its respective legal, valid and binding obligations enforceable in accordance with their respective terms and provisions (except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights generally) and, on the date of said delivery, none of the Borrowers will be in violation or contravention of, and no Default or Event of Default will exist under, any of the foregoing.

         Section 7.E. Default of Debt, Licenses, Permits, Orders and Other Agreements. Except for breaches of leases caused by the leasehold mortgages and collateral assignments of leases required to be delivered hereunder, no Borrower is in breach or default of (in any material respect), and no event of default or event, which with the passage of time or giving of notice or both, would constitute, mature into or become a default or event of default, has occurred and is continuing with respect to (i) any Debt of any kind or nature, (ii) any license, permit, franchise, approval, consent or authorization referred to in
Section 7.B above, (iii) any order of any court or governmental or administrative agency, or (iv) any agreement to which it is a party, which breach or default might have a Materially Adverse Effect.

         Section 7.F. Financial Condition and Litigation. The Financial Statements of the Borrowers delivered to the Agent (including, without limitation, the audited financial statements of Stericycle and Subsidiaries as of December 31, 1997, the unaudited financial statements of Stericycle and its Subsidiaries for the period ended June 30, 1998, and unaudited financial statements for the Target for the years/periods ending December 31, 1997 and June 30, 1998), have been prepared in accordance with GAAP (except, in the case of Target's financial statements, as noted in the accountant's review report dated May 31, 1998, and audit report dated March 11, 1997), are true and correct in all material respects and fairly present the financial condition of the Borrowers as at the dates thereof and results of operations for the periods covered thereby. Since the ending date of the period covered by the most recent Financial Statements dated June 30, 1998, delivered to the Agent and received thereby, no Materially Adverse Effect has occurred and no dividends on or redemptions of any of the Borrowers' common or preferred stock have been made. Except as disclosed to the Agent on said most recent Financial Statements or as otherwise set forth or mentioned in the Registration Statement: (i) the Borrowers have no Debt, except as permitted hereunder, or liabilities, contingent or otherwise; and (ii) except as disclosed in the Registration Statement or on Schedule 7.F, no proceedings, suits, orders, claims, investigations, or other actions are pending before any court or governmental authority or, to the best knowledge of Borrowers, threatened against any Borrower that are not fully covered by insurance. With respect to any representation and warranty which is deemed to be made after the date hereof by the Borrowers, the Financial Statements which as of such date shall most recently have been furnished by the Borrowers to the Agent and the Lenders for purposes of or in connection with this Agreement shall have been prepared in accordance with GAAP, shall be true and correct in all material respects, and shall fairly present the financial condition of the Borrowers as of the dates thereof and results of operations for the periods covered thereby.

         Section 7.G. Title and Liens. Each Borrower has good and marketable title to all of its property and assets, including all such property and assets listed on the most recent Financial Statements, the Mortgaged Properties, and the other Collateral (except as thereafter disposed of in accordance with and as permitted by the Security Agreement) and, except as set forth on Schedule 7.G, the Collateral is not subject to any liens, claims, security interests, mortgages, pledges, charges or other encumbrance of any Person, except the Agent and holders of the Permitted Liens.

         Section 7.H. Employee Plans. All of the Borrowers' Employee Plans are listed on Schedule 7.H hereto and are in material compliance with all provisions of ERISA and meet the minimum funding standards of Section 302 of ERISA where applicable. No withdrawal liability has been incurred under any such Employee Plans. No Prohibited Transaction or Reportable Event, as defined in ERISA, has occurred with respect to any such Employee Plans. No proceedings have been instituted to terminate or appoint a trustee to administer any such Employee Plans.

         Section 7.I. Taxes. The Borrowers have filed all federal, state and local tax returns and reports required by Law, have paid all taxes, assessments, penalties, interest and any other governmental charges which are or were due and payable, have made adequate provision for the payment of all taxes, assessments, penalties, interest and other governmental charges which are accruing but are not yet due and payable, and, except as listed on Schedule 7.I. hereto, have no knowledge and are not aware of any deficiency or additional assessment which may have or has arisen in connection of the foregoing.

         Section 7.J. Compliance with Laws. Each Borrower hereby makes each and every representation and warranty contained in the Environmental Indemnity Agreement, which is incorporated herein by this reference as if set forth herein in full. Except as otherwise represented or provided in the Environmental Indemnity Agreement or as expressly referred to in the Registration Statement, to the best knowledge of each Borrower, each Borrower has complied in all material respects with all Laws applicable to it or to the conduct of its business, noncompliance with which could have a Materially Adverse Effect, and no Borrower has received any notice of any kind from any Person claiming or alleging, directly or indirectly, a violation of any Law, noncompliance with which could have a Materially Adverse Effect.

         Section 7.K. Corporate Structure and Affiliates. Stericycle has no Subsidiaries and no Affiliates, other than the other Borrowers or as otherwise identified on Schedule 7.A hereto, and directors and shareholders of the Borrowers. Stericycle's authorized and outstanding capital stock is as set forth in the Registration Statement. The preferences, priorities, rights and other features of the 3CI Preferred Stock (the "Preferences") are as set forth in the Certificate of Incorporation of 3CI, as amended to date, a copy of which has been or will be furnished to Agent.

         Section 7.L. Corporate Names. Each Borrower has no assumed corporate names and is not doing business under any corporate name, other than as identified on Schedule 7.A hereto.

         Section 7.M. Solvency. Stericycle and its Subsidiaries on a consolidated basis (i) is solvent and will not be rendered insolvent by the incurrence of the Obligations, by the execution of this Agreement, the Notes, and any other Loan or other Transaction Documents to which it is a party or signatory, or by any transactions contemplated hereunder or thereunder, (ii) is able to pay its debts as they come due and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they mature or come due, (iii) has capital sufficient to carry on its business and any business in which it intends or is about to engage, and (iv) owns property and assets having a value in excess of its liabilities and debts.

         Section 7.N. Margin Regulations. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans made hereunder will be used to purchase or carry any Margin Stock, to reduce or retire any indebtedness originally incurred to purchase or carry any Margin Stock, to extend credit to others for the purpose of purchasing or carrying any such Margin Stock, or for any other purpose which might cause any of the Loans to be considered purpose credit within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board.

         Section 7.O. Indebtedness to Affiliates. Other than intercompany loans between and among the Borrowers, and except as set forth on Schedule 7.0 hereto, there are no outstanding loans from any Affiliate to any Borrower, or from any Borrower to any Affiliate.

         Section 7.P. Acts of God. Neither the business nor properties of any Borrower are presently affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or of political unrest, or potential expropriation, or other casualty (whether or not covered by insurance) which could have a Materially Adverse Effect.

         Section 7.Q. Labor Controversies; Union Contracts, Etc. There are no labor controversies pending or, to the knowledge of any Borrower, threatened against any Borrower, which if adversely determined could have a Materially Adverse Effect. There are no pending or, to any Borrower's knowledge, threatened or anticipated (i) employment discrimination charges or complaints against or involving any Borrower before any governmental Person, (ii) unfair labor practice charges or complaints, disputes or grievances or arbitration proceedings or controversies affecting any Borrower, (iii) union representation petitions respecting the employees of any Borrower, or (v) strikes, slowdowns, work stoppages, or lockouts or threats thereof affecting any Borrower except as set forth in Schedule 7.Q. There are no collective bargaining agreements covering any of the employees of any Borrower. No Borrower has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union contract applicable to any of its employees.

         Section 7.R. Collateral, etc. No Borrower owns any real property, or leases any real property as lessee, or otherwise uses any real property in connection with its operations, except as set forth in Schedule 7.R hereto, which contains a complete and accurate description, by owner/lessor and location (by street address) of all such owned, leased and/or used properties. With respect to each Leasehold:

                 (i) The Borrower identified in the Lease has a valid and indefeasible leasehold interest in the Leasehold, or other rights to use the Leasehold, free and clear of all Liens except Permitted Liens; and

                 (ii) Each Lease is a valid and subsisting lease in full force and effect in accordance with the terms thereof, the Borrower identified in the Lease is in possession of the Leasehold, and no material default by any Borrower exists under any Lease.

         One or more of the Borrowers are the record and/or beneficial owners of all presently existing Collateral, in each case free and clear of all Liens except Permitted Liens. The provisions of the Loan Documents are effective to create, in favor of the Agent, for its benefit and the ratable benefit of the Lenders, legal, valid and enforceable Liens in all right, title and interest of the Borrowers in any and all of the Collateral described therein, securing the Obligations from time to time outstanding, and upon all filings and recordings being duly made in the locations referred to in the applicable Loan Documents or the taking of possession of the Collateral by the Agent in accordance with the provisions of such Loan Documents, each of such Loan Documents shall constitute, as of and after the Closing Date, a fully perfected first priority Lien in all right, title and interest of the respective Borrowers in such Collateral superior in right to any Liens, existing or future, which the Borrowers or any creditors thereof or purchasers (other than purchasers of inventory in the ordinary course of business and purchasers of assets the sale of which is permitted hereunder or under the applicable Loan Document) therefrom, or any other Person, may have against such Collateral or interests therein, except to the extent, if any, otherwise resulting from a Permitted Lien.

         Section 7.S. Intellectual Property. Each Borrower has the legal right to all Intellectual Property Rights that are necessary for the conduct of its business. All Intellectual Property Rights (other than trade secrets, confidential research development and commercial information and know-how) of the Borrowers are set forth on Schedule 7.S hereto. Except as set forth in
Schedule 7.S, with respect to all Intellectual Property Rights: (i) one or more of the Borrowers is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to thereof; (ii) the Borrowers have no knowledge of the existence of any Intellectual Property Rights held by any other Person that would preclude any Borrower from using its Intellectual Property Rights in the conduct of its business; (iii) no claim has been made, and the Borrowers have no knowledge of any claim that is likely to be made, that the use by any Borrower of any of its Intellectual Property Rights does or may violate the rights of any Person; and (iv) each Intellectual Property Right of all Borrowers has not been adjudged invalid or unenforceable and is valid and enforceable, and there are no prior or other uses thereof which to the Borrower's best knowledge could lead to any such Intellectual Property Right becoming invalid or unenforceable.

         Section 7.T. Surety Obligations; Financial Assurances. Except as set forth in Schedule 7.T, no Borrower is obligated as surety or indemnitor under any surety or similar bond or other contract, or issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person other than another Borrower in excess of $5,000. No Borrower has posted or placed any Financial Assurance except as indicated in Schedule 7.T hereto.

         Section 7.U. Business Relations. There exists no actual or threatened termination, cancellation, or adverse limitation of, or any adverse modification or change in, the contractual and/or business relationship between any Borrower and any owner/lessor of any facility utilized in any Borrower's business, municipality, customer and/or supplier, and to Borrowers' knowledge, there exists no present condition or state of facts or circumstances in such relations, which in each case would have a Materially Adverse Effect.

         Section 7.V. Accuracy of Information. All factual information heretofore, or contemporaneously furnished by or on behalf of the Borrowers in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, and all other such factual information hereafter furnished by or on behalf of the Borrowers to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated, or certified, and to the best knowledge of Borrowers such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. To the best knowledge of the Borrowers there is no fact relating to Stericycle and its Subsidiaries or the industry in which they operate which has a Materially Adverse Effect or in the future may (so far as any Borrower may now foresee), have a Materially Adverse Effect, which has not been set forth herein or in written materials, certificates or statements furnished to the Agent prior to the date hereof.

         Section 7.W. Representations and Warranties True and Correct. If the Acquisition Date is not the date of this Agreement, the representations and warranties of the Borrower contained in this Section 7 and elsewhere in this Agreement and the other Loan Documents, and all information contained in any exhibit, schedule or attachment hereto or in writing delivered by any Borrower, will be true and correct in all material respects on the Acquisition Date as though then made and immediately after giving effect to the Acquisition. If the Acquisition Date is the date of this Agreement, then all such representations, warranties and information shall be and be deemed made by the Borrowers immediately after giving effect to the Acquisition.

         Section 7.X. Representations and Warranties under Acquisition Documents. All representations and warranties made by any Borrower in any of the Acquisition Documents (collectively, the "Other Documents") are true and correct as of the date hereof with the same force and effect as though made on and as of the date hereof, except to the extent that any such representations and warranties relate expressly to an earlier date or may have been affected by the consummation of the transactions contemplated and permitted or required by this Agreement and the Other Documents or transactions in the ordinary course of business.

         Section 7.Y. Year 2000. The Borrowers have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrowers may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31,
1999), and have made related appropriate inquiry of material suppliers, vendors and customers. Based on such review and program, the Borrowers believe that the "Year 2000 Problem" will not have a Materially Adverse Effect. From time to time, at the request of the Agent, the Borrowers shall provide to the Agent such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 Problems.

SECTION 8.  COVENANTS.

         The Borrowers hereby covenant and agree with the Agent and the Lenders that, until the Obligations have been satisfied and discharged in full, the Borrowers will comply and/or cause compliance with the following covenants, unless the Required Lenders shall give their prior written consent to the contrary:

         Section 8.A.  Affirmative Covenants.

         8.A.1. Financial Covenants. The Borrowers shall maintain compliance with the following financial covenants at all times during the periods indicated below, all as determined on an Adjusted Historical Pro Forma Basis from the Borrowers' quarterly and annual Consolidated

Financial Statements, as appropriate:

         (a) Net Worth. The Consolidated Net Worth of Stericycle and its Subsidiaries shall not at any time be less than $47,673,000, plus 100% of the positive Consolidated Net Income for the preceding four quarters (without reduction by any net losses other than extraordinary losses), plus 100% of the Net Cash Proceeds with respect to the issuance of any equity securities or any Subordinated Debt.

         (b) Debt Service Coverage. The Consolidated Debt Service Coverage of Stericycle and its Subsidiaries shall not be less than the following ratios during the following periods:

         Ratio                              Period
         -----                              ------

         1.10:1.00                          Through September 30, 1999

         1.25:1.00                          From October 1, 1999 and thereafter

         (c) Cash Flow Leverage Ratio. The Cash Flow Leverage Ratio of Stericycle and its Subsidiaries shall not be greater than the following as at the end of the Measurement Periods ending during the following periods:


         Cash Flow Leverage Ratio           Period

         3.50:1.00                          through September 30, 1999
         3.00:1.00                          from October 1, 1999 through
                                            September 30, 2000 2.50:1.00 each
                                            Measurement Period ending after
                                            September 30, 2000

         (d) Funded Debt to Total Capitalization. The Borrowers shall not permit the ratio of consolidated Funded Debt to consolidated Total Capitalization to be greater than 50% at any time.

         8.A.2. Financial Information and Reporting. Each Borrower shall keep and cause to be kept proper books and records in which full and true entries will be made, in accordance with GAAP, of all dealings or transactions relating to its business and affairs, and the Borrowers shall cause to be furnished to the Agent and each Lender:

                (i) As soon as practicable, and in any event, within thirty (30) days after the end of each month, all of the Borrowers' internally prepared consolidated and consolidating balance sheets as at such date and statements of income and retained earnings and of cash flow (consolidated only) for the period from the beginning of the current Fiscal Year to the end of such month, all in reasonable detail and certified by

         Stericycle's president or chief financial officer as fairly presenting the financial condition and operations of the Borrowers as of and for the period then ending and being accurate in all material respects and having been prepared in accordance with GAAP;

                (ii) As soon as practicable and, in any event, within forty-five
         (45) days after the end of each quarter of each Fiscal Year, all of the Borrowers' consolidated and consolidating statements of income and retained earnings and of cash flows (consolidated only) through the quarter then ended and a consolidated and consolidating balance sheet of the Borrowers as of the end of such quarter, all in reasonable detail and certified by Stericycle's president or chief financial officer as fairly presenting the financial condition and operations of the Borrowers as of and for the period then ending and being accurate in all material respects and having been prepared in accordance with GAAP;

                (iii) As soon as practicable and, in any event, within ninety
         (90) days after the end of each Fiscal Year, all of the Borrowers' audited consolidated and unaudited consolidating statements of income and retained earnings and of cash flows (consolidated only) through the Fiscal Year then ended and a consolidated and consolidating balance sheet of the Borrowers as of the end of such Fiscal Year, in each case with comparable information at the close of and for the prior Fiscal Year, all in reasonable detail, containing no qualifications unacceptable to the Required Lenders and audited by an independent certified public accountant selected by the Borrowers and acceptable to the Agent and prepared in accordance with GAAP;

                (iv) Together with the Financial Statements for each quarter of each Fiscal Year, (a) a certificate in the form attached hereto as Exhibit H (or such other form reasonably requested by Agent) executed by the chief financial officer of Stericycle certifying to the Agent and the Lenders that the Borrowers are in compliance with each of the financial covenants set forth in Section 8.A.1 hereof and setting forth in detail satisfactory to the Agent the calculations and computations showing such compliance, and (b) a certificate executed by the president or chief financial officer of Stericycle stating whether any Default or Event of Default currently exists and is continuing and what action, if any, the Borrowers are taking or propose to take with respect thereto;

                (v) A Borrowing Base Certificate on and as of the date hereof, on and as of the date of any borrowing of a Loan, and within twenty
         (20) days after the end of each month certified as of the last day of such month;

                (vi) When and as so furnished, such other financial information concerning the Borrowers, their business, financial condition or assets as may be furnished to the holders of any of the Borrowers' common or preferred stock (including all financial statements, reports and proxy statements), or as the Agent may reasonably request from time to time; and, promptly upon the filing thereof, all registration statements and annual, quarterly, monthly or other regular reports which any Borrower files with the SEC;

                (vii) Such notices and information as and when required under the Environmental Indemnity Agreement;

                (viii) Promptly upon discovery thereof, notice of any action, suit, arbitration, investigation, administrative or other proceeding instituted, commenced or threatened against or affecting any Borrower which may reasonably be expected to cause the Borrowers to incur or be liable for claims, damages and/or costs of any kind (including, without limitation, attorneys' fees, expert witness fees and court, judgment, settlement and compliance or remedial costs), aggregating in excess of $250,000;

                (ix) Promptly upon any Borrower's becoming aware thereof, notice of any proposed Laws, or amendments thereto, which would regulate, restrict or prohibit any Borrower in such a way as might have a Materially Adverse Effect;

                (x) Notice of the occurrence or existence of any Default or Event of Default immediately upon any Borrower's becoming aware thereof; and promptly upon discovery thereof, notice of any development, financial or otherwise, which might have a Materially Adverse Effect;

                (xi) Upon request of the Agent from time to time, any information concerning the Borrowers' compliance with any and all Laws;

                (xii) Promptly upon any Borrower becoming aware thereof, notice of any claim of violation of any Law, and notice of any violation or breach by any Borrower of the terms of, or any revocation or suspension or threatened revocation or suspension of, any license or permit of a Borrower, the effect of which would have a Materially Adverse Effect;

                (xiii) Notice of the cancellation or expiration of any bond, letter of credit or similar instrument issued as Financial Assurance and the terms of any replacement or renewal bond, letter of credit or similar instrument if not issued by the Agent the effect of which is material;

                (xiv) Within 45 days of the end of each quarter of each Fiscal Year, a certificate of the president or chief financial officer of Stericycle and stating that the Borrowers are in compliance in all material respects with all Environmental Laws (as defined in the Environmental Indemnity Agreement), and all Laws relating to the generation, segregation, handling, packaging, collection, transportation, treatment, storage and/or disposal of regulated medical waste.

                (xv) Within 30 days after the end of each six-month period, regardless of whether any New Subsidiary has been acquired during such period, a New Subsidiary Certificate substantially in the form of
         Exhibit I hereto;

                (xvi) Within 60 days of the end of each Fiscal Year, updated annual budgets, financial projections (rolling five years) and business plans for the ensuing Fiscal Year;

                (xvii) Within 20 days after the end of each month, a summary receivables aging report acceptable to Agent as at the end of such month; and

                (xviii) Such other material information that the Agent reasonably deems necessary from time to time in the ordinary course of business.

         8.A.3. Corporate Existence and Conduct of Business. Each Borrower will maintain and preserve its corporate existence, good standing, certificates of authority, licenses, permits, franchises, patents, trademarks, trade names, service marks, copyrights, leases and all other contracts and rights necessary or desirable to continue its operations and business on a profitable basis and will generally continue the same line of business as that being presently conducted.

         8.A.4. Taxes and Laws. The Borrowers will pay when due, all taxes, assessments, charges and levies imposed on a Borrower or any of its property or assets or which it is required to withhold and pay out and will comply in all material respects with all applicable present and future Laws applicable to any Borrower or any of its property or assets, unless a Borrower is contesting in good faith, by an appropriate proceeding, the validity, amount, imposition or applicability of the above while maintaining reserves therefor which are appropriate and adequate as determined in accordance with GAAP, and such contest does not have or cause a Materially Adverse Effect.

         8.A.5. Inspection. Upon the Agent's request, the Borrowers will allow the Agent or any Lender, and any of its officers, employees or agents, to visit, during normal business hours, for inspection and review, any of the Borrowers' premises and will make available and furnish to the Agent or any Lender the Borrowers' books and records and such financial information concerning the Borrowers' property or assets, business, affairs, operations or financial condition as reasonably requested by Agent or any Lender.

         8.A.6. Agent and Lender Costs. The Borrowers shall pay upon demand, all reasonable out-of-pocket fees, costs and expenses (including those of outside counsel, auditors, appraisers, accountants, insurance and environmental advisors, title companies, surveyors, and other consultants and agents) incurred or paid by the Agent in connection with the preparation, negotiation, documentation, administration (including periodic field and collateral audits and site visits), amendment, modification, waiver, interpretation, collection or enforcement of this Agreement, the Notes, or any other Loan Documents and the credit and security therefor. In addition, the Borrowers shall pay upon demand all such costs and expenses of the Agent and the Lenders in connection with any Default or Event of Default by the Borrowers hereunder, or in connection with the collection or enforcement of any of the terms hereof or of the other Loan Documents and the credit and security therefor, or any "work-out," refinancing or restructuring of the credit arrangement set forth herein. Any attorneys' fees due hereunder are to be calculated at the attorneys' customary hourly rates, and not as a percentage of the indebtedness or of the amount recovered. The Borrowers agree to indemnify the Agent and each Lender, their respective successors and assigns, and their respective officers, directors and employees, from and hold each of them harmless against (i) any transfer taxes, documentary taxes and any other taxes, penalties, assessments or charges made by any governmental authority by reason of the execution, delivery and performance of the Loan Documents and any security therefor, and (ii) any and all losses, claims, damages, liabilities and expenses, including all expenses of litigation or preparation therefor, which any of them may incur or which may be asserted against any of them in connection with or arising out of the direct or indirect application of the proceeds of Loans or drawings under Letters of Credit. The obligations under this Section 8.A.6 shall survive repayment of the Loans and expirations of the Letters of Credit and the assignment of any rights hereunder.

         8.A.7. Employee Plans. The Borrowers shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without material liability to any Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA, including the minimum funding standards of Section 302 of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Agent immediately upon receipt of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; and (v) promptly advise the Agent of the occurrence of any Reportable Event or Prohibited Transaction, as defined in ERISA, with respect to any such Employee Plans.

         8.A.8. Use of Proceeds of Loans. The Borrowers shall use the proceeds of the Loans as follows: A Revolving Loans - for working capital purposes and capital expenditures and for Letters of Credit; B Revolving Loans - to finance acquisitions permitted hereunder; Term Loan - to refinance amounts of outstanding B Revolving Loans.

         8.A.9. Financial Assurance. The Borrowers shall timely comply or cause compliance with the requirements of any Act or any other Law concerning Financial Assurance. If any funds are drawn on any Financial Assurance at any time, the Borrowers shall promptly notify the Agent in writing of the amount of and the reason for the draw. The Borrowers shall not maintain more in Financial Assurance than is required pursuant to any Act or any Law at any time. At the earliest available opportunity under any Act or other Law, the Borrowers shall request that the amount of Financial Assurance be reduced if and as permitted under the Act, or such other Law.

         8.A.10. Operating Account(s). The Borrowers shall maintain their principal operating accounts with the Agent. If the average amount of demand deposit balances on deposit in the Borrowers' operating accounts over any calendar quarter is not sufficient to cover the costs of non-credit services provided by the Agent in servicing such accounts (as determined and priced in accordance with the Agent's standard rate schedule of non-credit bank services as then in effect), the Borrowers shall pay to the Agent, on demand, or Agent shall debit Borrowers' account, a deficient balances fee on the amount of the deficiency based on the Agent's earnings credit rate then in effect in accordance with the Agent's standard practice.

         8.A.11. [Intentionally Omitted].

         8.A.12. Environmental Matters. The covenants and agreements of the Borrowers set forth in the Environmental Indemnity Agreement are hereby incorporated herein in full by this reference.

         8.A.13. Collateral Agreements; New Subsidiaries and Future Acquisitions. The Borrowers shall, with reasonable promptness and diligence (i) pledge or cause to be pledged to the Agent, through execution of the Addendum attached to the Stock Pledge Agreement and delivery of the stock certificates and other matters referred to therein, 100% of the stock (or other ownership interest) of any Person (a "New Subsidiary") hereafter acquired/formed by any Borrower; and (ii) cause each said party listed in (i) above (other than 3CI until such time as it is a wholly owned Subsidiary directly or indirectly of Stericycle) to execute an agreement of joinder and assumption (a "Joinder Agreement(s)") in the form of Exhibit J hereto pursuant to which it will become a Borrower under this Agreement and the Notes and a Debtor under the Security Agreement and a party to other relevant Loan Documents, and to execute such other documents and take such other action as may be necessary or appropriate to grant to the Agent, for its benefit and the ratable benefit of the Lenders a first priority perfected security interest in the Collateral covered by such Loan Documents (subject to any Lien permitted under clause (ix) of the definition of Permitted Lien). In addition, within 15 days any such New Subsidiary shall deliver to the Agent: an executed Officer's Certificate substantially in the form attached as Exhibit K hereto; organizational documents as specified in Section 6.A.9 and 6.A.10; an executed secretary's certificate as described in Section 6.A.11; executed financing statements for each state in which Collateral owned by a New Subsidiary is located; and such other documents, instruments or agreements as the Agent may reasonably request. In addition, any Borrower which hereafter acquires or leases any real property shall, prior to or contemporaneously therewith, furnish to the Agent all documentation of the type described in Sections 6.A and 6.F in reference to the Leaseholds or the owned properties involved.

         8.A.14. Interest Rate Contracts. The Borrowers shall execute all documents and take such other action as may be necessary and appropriate to include all of its obligations to the Agent or Lenders under any Interest Rate Contract as obligations which are secured by the Collateral. Nothing herein shall obligate the Agent, the Lenders or Borrowers to enter into any Interest Rate Contract.

         8.A.15. [Intentionally Deleted.]




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


        8.A.16. Maintenance of Insurance. The Borrowers shall maintain insurance with financially sound and respectable insurance companies or associations in such companies or associations in such amounts and covering such casualties and risks as are customary in accordance with prudent business practice in the case of companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. The Borrowers will, upon request, furnish to the Agent at reasonable intervals a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Borrowers. The Borrowers shall retain all incidents of ownership of the insurance maintained pursuant hereto and shall not borrow upon or otherwise impair their rights to receive the proceeds of such insurance. Unless Borrowers provide Agent with evidence of the insurance coverage required in this Agreement, Agent may purchase insurance at Borrowers' expense to protect its interests in the Collateral. This insurance may, but need not, protect Borrowers' interests. The coverage Agent purchases may not pay any claim that Borrowers make or any claim that is made against Borrowers in connection with the Collateral. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers have obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrowers shall be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The cost of the insurance may be added to the Obligations. The cost of the insurance may be more than the cost of insurance Borrowers may be able to obtain on their own.

         8.A.17. Voluntary Dissolution - S.D. Acquisition Corp. If SWD Acquisition Corp. is not dissolved within sixty (60) days of the date hereof, Stericycle shall cause it to execute a Joinder Agreement.

         8.A.18. Stericycle of Arkansas, Inc. Stericycle of Arkansas, Inc. ("Stericycle-Ark.") has entered into a contract to sell its real estate and other assets. If such sale is not closed on or before December 1, 1998, then Stericycle-Ark. shall execute a Mortgage in favor of the Agent. Stericycle will cause Stericycle-Ark. to be dissolved within sixty (60) days of the date any sale of the real estate and related assets is closed.

         8.A.19. 3CI Pledge. Stericycle shall, with reasonable promptness, if and after 3CI becomes a wholly owned Subsidiary of Stericycle, cause 3CI to grant to Agent a first priority lien on all its assets except to the extent set forth in Schedule 8.A.19.

         Section 8.B.  Negative Covenants.

         8.B.1. Liens. The Borrowers shall not create, grant, pledge, permit or suffer to exist, any Lien upon any of the Collateral or any other property or assets of any of the Borrowers, except Permitted Liens.

         8.B.2. Debt.




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

         The Borrowers shall not, directly or indirectly, create, assume, incur, suffer to exist, guarantee, become or be liable for or with respect to any manner of obligations, liabilities, indebtedness or other Debt whatsoever to any Person, except with respect to: (i) the Obligations hereunder; (ii) existing Debt indicated on Schedule 8.B.2 hereto (to the extent such existing Debt is repaid, additional Debt may not be incurred); (iii) current liabilities and accounts payable arising or accruing in the ordinary course of business (other than a guaranty or indebtedness for borrowed money, an extension of credit or deferred purchase price of property not otherwise permitted hereunder); (iv) contingent Debt for any draws at any time made on outstanding instruments as Financial Assurance; (v) contingent Debt with respect to any Interest Rate Contracts with the Lenders; (vi) Debt assumed or incurred in or in connection with any merger or acquisition permitted under Section 8.B.3; (vii) purchase money Debt incurred in connection with liens described in clause (vii) of the definition of Permitted Liens, provided, however, that such purchase money Debt shall not exceed (x) $500,000 in the aggregate during any one Fiscal Year (it being understood that the amount of any such Debt permitted to be incurred during any one Fiscal Year, but not so incurred, shall not carry over to subsequent Fiscal Years), or (y) $2,500,000 cumulatively in the aggregate; and
(ix) unsecured short-term Debt incurred in the ordinary course of business aggregating not more than $250,000 at any one time outstanding.

         8.B.3. Fiscal Year, Name Changes, Mergers and Acquisitions. No Borrower shall (i) change its Fiscal Year or its corporate name or without prior written notice to the Agent and only after all necessary or desirable Financing Statements have been duly and properly filed and recorded maintaining Agent's first priority perfected liens and security interests on and in the Collateral, adopt an assumed corporate name, (ii) consolidate or merge with any Person,
(iii) acquire any stock in, or acquire all or substantially all of the assets or properties of, or make any investment in, any Person, except that the existing investments listed on Schedule 8.B.3 are permitted hereunder as are those permitted in Section 8.B.5 hereof, or (iv) create any Subsidiaries; provided, however, that notwithstanding the foregoing, and subject to the conditions set forth below, the following are permitted: (a) any Borrower may merge with any other Borrower, so long as Stericycle is the surviving corporation in any merger involving it and any other Borrower, and provided also that in any merger involving any Borrower the stock of which has been pledged to the Agent, the Agent shall have or obtain a first priority security interest in the stock of the surviving Borrower in such merger, or any Borrower (other than Stericycle) may dissolve as long as all of its assets are distributed pursuant to the dissolution to another Borrower; (b) a Borrower may merge with any Person other than another Borrower, so long as the Borrower is the surviving corporation in any such merger and no Default or Event of Default would result therefrom immediately after giving effect thereto; (c) any Borrower may acquire stock in a New Subsidiary, or acquire all or substantially all of the assets or properties of, any Person, or create a New Subsidiary, or make an investment in an Affiliate which is not a Subsidiary, provided that no Default or Event of Default would result therefrom immediately after giving effect thereto and that the provisions of Section 8.A.13, if applicable, are complied with; provided, further, that (x) any individual transaction described in (b) and (c) above that involves an acquisition and total consideration (meaning total purchase price, including cash expended and/or the value of stock issued to the seller, Debt incurred, and liabilities incurred or assumed) in excess of $10,000,000 per single acquisition or any acquisition of which more than $5,000,000 of the consideration consists of cash expended and liabilities assumed, must also be approved in advance in writing by the Agent; and (y) in connection with any individual transaction described in (b) and (c) above that involves an acquisition which requires approval of the Agent under
(x) above, the Borrowers must deliver to the Agent, no less than fourteen (14) days prior to the consummation of such acquisition, a certificate executed by the chief financial officer of Stericycle certifying to the Agent that no Default or Event of Default will result from such acquisition after giving effect thereto, and also certifying and demonstrating to the reasonable satisfaction of the Agent that the Borrowers are in compliance with each of the financial covenants set forth in Section 8.A.1 hereof calculated on an Adjusted Historical Pro Forma Basis. "Adjusted Historical Pro Forma Basis" means, for any Measurement Period ending as at the end of the quarter preceding the month in which Borrowers propose to make any such acquisition permitted hereunder, the relevant financial terms (i.e. those included in calculating Net Worth, Debt Service Coverage, Cash Flow Leverage Ratio, Funded Debt and Total Capitalization) as calculated and determined for the Borrowers and, or including, any Subsidiaries or business acquired during the Measurement Period and/or to be acquired and with respect to which the calculation of the various financial covenants on an Adjusted Historical Pro Forma Basis is being made, all determined in accordance with GAAP (except that non-recurring items involving such acquired and to be acquired Subsidiaries or business otherwise included in the relevant calculations shall be disregarded with approval of the Agent in its sole discretion) and calculated as if all such acquired and to be acquired Subsidiaries or business had been owned by the Borrowers through the Measurement Period involved. In addition, the Agent shall receive within 30 days of closing, a written description of any acquisition and any other information which Bank reasonably requests. The Agent shall also receive before Borrowers consummate any acquisition requiring approval of the Agent referred to in (x) above: due diligence materials, financial statements for the past three years, if available, data, information and reports (all of which must be satisfactory to the Agent; all acquisition documents/agreements (which must be satisfactory to the Agent); and all documentation requested by the Agent to perfect its Liens on and against acquired assets. In addition, Borrowers will make no acquisitions or any business outside of the line of business in which the Borrowers are currently engaged.

         8.B.4. Redemptions, Dividends and Payments Under Subordinated Debt. No Borrower shall declare or make any Restricted Payments.

         8.B.5. Transactions with Affiliates. No Borrower shall enter into any transaction with its Affiliates or any of its or its Affiliates' shareholders, directors, officers or employees, except in the ordinary course of business and upon fair and reasonable terms which are no less favorable to said Borrower than those that would be available at the time of such transaction in a comparable arm's length transaction with a Person not an Affiliate. No Borrower shall pay any management fee to any Affiliate other than Stericycle, nor advance, loan or invest more than $250,000 in any other Affiliate (other than 3CI). Notwithstanding the foregoing, (a) Borrowers may advance up to an additional $3,000,000 to WSI and (b) WSI may purchase, or loan to 3CI to enable it to purchase, approximately 1,000,000 shares of 3CI Common Stock, at a price of $2.50 per share, upon exercise of certain put rights jointly granted by 3CI and WSI under a certain Settlement Agreement and Release of All Claims effective January 10, 1996 as described on Schedule 8.B.2, provided that any such purchases of stock shall be funded by B Revolving Loans and any such advances or loans shall be evidenced by a promissory note which shall be pledged to the Agent. Any amounts advanced or loaned by a Borrower to 3CI by a Borrower to 3CI may be converted into 3CI capital stock at an amount not to exceed fair market value.

         8.B.6. Capital Structure. No Borrower shall have outstanding or issue any shares of preferred stock. No Borrower shall make any changes in its capital structure (including the terms of its outstanding stock), amend its certificate of incorporation or bylaws, or make any changes in any of its business objectives, purposes or operations if such change has a reasonable likelihood of having a Materially Adverse Effect. No Borrower (other than Stericycle) shall be permitted to issue any stock other than to another Borrower.

         8.B.7. Change in Nature of Business. No Borrower shall engage in any business unrelated to, or make any material change in the nature of, its business as carried on at the date hereof.

         8.B.8. Transfer of Assets. No Borrower shall sell, assign, transfer, lease or otherwise dispose any of its property or assets, except as may be permitted under the Security Agreement or other Loan Documents. Provided in any event that the following are permitted: (i) sales of inventory in the ordinary course of business; (ii) sales of worn out or obsolete tools, machinery or equipment no longer used or useful in the operation of business for fair value, so long as the proceeds of any such sale does not exceed $250,000; (iii) sales of other assets for cash and for fair value in an aggregate amount not to exceed $250,000 in any Fiscal Year, provided that the Net Cash Proceeds resulting therefrom is applied in prepayment of the Loans in the order set forth in
Section 3.F(c) hereof.

         8.B.9. Prepayment or Modification of Debt. No Borrower will (i) prepay any Subordinated Debt or any Funded Debt owing to, or any indebtedness for money borrowed by any Borrower from a Person other than the Lenders, or any Debt secured by any of its assets except Debt to the Lenders, if such prepayment occurs after an Event of Default or would cause an Event of Default or if such prepayment would result in a borrowing hereunder, or to any holder of Permitted Liens, and except for prepayment of Debt secured by an asset if a replacement asset of equal or greater value is purchased in connection therewith, or (ii) enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Debt are amended or modified, except Subordinated Debt so long as such amendment or modification does not, and will not result in any, increase in the amount of, interest rate on, or collateral for, or any earlier payment or maturity of, the Subordinated Debt, or conflict with or breach the terms of this Agreement or any Loan Documents hereunder or the applicable subordination agreement with the Agent therefor.

         8.B.10. False Statements. No Borrower will furnish the Agent or the Lenders any




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

certificate or other document that knowingly contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

         8.B.11. Inconsistent or Restrictive Agreements. No Borrower shall enter into any agreement which would violate or cause a breach of or under this Agreement or any Loan Documents or the performance by any Borrower of any obligation hereunder or thereunder or which prohibits or would prohibit the creation, incurrence or assumption of any Lien upon a Borrower's property or assets, whether now owned or hereafter acquired.

         8.B.12. Investments. The Borrowers shall not make any loan or advance to any Person, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person, except for Permitted Investments and those permitted in Section 8.B.5.

SECTION 9.   EVENTS OF DEFAULT.

         The following events shall constitute and be deemed Events of Default hereunder:

         Section 9.A. Obligations. Failure by the Borrowers (i) to make any payment of principal on any Loan or Note or reimbursement of any draw under a Letter of Credit on the date such payment Obligation is due, or (ii) to make any payment of interest on any Loan or Note or any payment of any fee due hereunder within 3 Business Days after such payment Obligation is due.

         Section 9.B. Breach or Default Under Loan Documents. (i) failure or neglect of any Borrower to perform, keep or observe any of the covenants at Sections 6.E.6., 6.F., 8.A.1, 8.A.2, 8.A.8, 8.A.10, or 8.B hereof; or (ii)
failure or neglect of any Borrower to perform, keep or observe any of its respective other covenants, conditions, promises or agreements contained herein or in any other Loan Document to which it is a party or signatory and such Borrower fails to cure the foregoing within thirty (30) days after notice from the Agent to the Borrowers thereof; or (iii) an Event of Default occurs under any other Loan Document; or (iv) at any time any notice is given by a Borrower of the discontinuance, invalidity or unenforceability of or such Borrower's obligations thereunder.

         Section 9.C. Representation and Warranties. Any warranty or representation now or hereafter made by any Borrower hereunder or under any Loan Document, is untrue or incorrect in any material respect or fails to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances in which it was made, or any schedule, certificate, statement, report, financial data, notice or writing furnished to the Agent or Lenders at any time by any Borrower is untrue or incorrect in any material respect or fails to state a material fact needed to make the foregoing not misleading in light of the circumstances in which the foregoing were furnished, in each case on the date as of which the facts set forth therein are stated or certified and such Borrower fails to cure any of the foregoing within thirty (30) days after such Borrower should have become aware of the same.

         Section 9.D. Judgments. A final and non-appealable judgment or order, or an aggregate of final and non-appealable outstanding judgments or orders, requiring payment in excess of $250,000, either not fully covered by insurance or the insurance for which is disputed or contested, shall have been entered against a Borrower, and such judgments or order(s) shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution thereof.

         Section 9.E. Insolvency and Related Proceedings. If any Borrower (i) if a natural Person, dies or, if not a natural Person, is dissolved; (ii) authorizes or makes an assignment for the benefit of creditors; (iii) generally shall not pay its debts as they become due; (iv) shall admit in writing its inability to pay its debts generally; or (v) shall authorize or commence (whether by the entry of an order for relief or the appointment of a receiver, trustee, examiner, custodian or other similar official therefor or for any substantial part of its property) any proceeding or voluntary case under any bankruptcy, reorganization, insolvency, dissolution, liquidation, adjustment or arrangement of debt, receivership or similar Laws or if such proceedings are commenced or instituted, or an order for relief or approving any petition commencing such proceedings is entered against a Borrower and such party, by any action or failure to act, authorize, approve, acquiesce, or consent to the commencement or institution of such proceedings, or such proceedings are not dismissed within sixty (60) days after the date of filing, commencement or institution.

         Section 9.F. Other Material Agreements. If a Borrower defaults or a default or an event of default occurs under or in the performance of its obligations under (i) any other agreement with the Agent or the Lenders, or (ii) under any other material (exceeding $250,000) agreement, document or instruments for borrowed money, and such default, breach, or event of default continues beyond any applicable grace period thereunder and the effect of which shall be to allow the holder of such agreement, document or instrument to terminate the foregoing, or the Person to whom such obligation is owed to cause such obligation to become due prior to its stated maturity or otherwise accelerated, or (iii) under any other material agreement, document or instrument (not for borrowed money), and such default, breach, or event of default continues beyond any applicable grace period thereunder and the effect of which shall be to allow the holder of such agreement, document or instrument to terminate the foregoing or to accelerate obligations exceeding $250,000 owed to it thereunder.

         Section 9.G. State Action. If any proceeding is instituted or commenced by the State or country of incorporation of any Borrower, seeking a forfeiture of the Articles of Incorporation of a Borrower and any order entered in such proceeding shall fail to be vacated within thirty (30) days.

         Section 9.H. ERISA Matters. If any of the following events shall have occurred with respect to any Employee Plan and the resultant or potential liability of the Borrowers therefor exceeds $250,000: (i) a Reportable Event or Prohibited Transaction, as such terms are defined in ERISA, shall have occurred;
(ii) a trustee is appointed by any governmental body or agency or any court to administer any Employee Plan; (iii) any Employee Plan is involuntarily terminated, or circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation to institute proceedings to terminate any Employee Plan; or (iv) any withdrawal liability is incurred in connection with any termination of an Employee Plan.

         Section 9.I. Tax Liens. If a notice of lien, levy or assessment is filed or recorded with respect to all or a material part of the assets or the Collateral owned by any Borrower by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency, or any taxes or debts owing at any time or times hereafter to any one or more of the foregoing become a lien upon a material part of the Collateral, unless such notice or lien is a Permitted Lien or is removed within thirty (30) days after filing or recording of such notice or becoming such lien.

         Section 9.J. Failure of Lien. If any Loan Document shall at any time after its execution and delivery and for any reason (other than as a result of any action or inaction by the Agent or the Lenders) cease (i) to create a valid and perfected first priority Lien (except for Permitted Liens) in and to the Collateral covered thereby; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested or any Borrower shall deny it has any further liability or obligation under any Loan Document, or any Borrower shall fail to perform any of its obligations under any Loan Document beyond any applicable grace period.

         Section 9.K.      [Intentionally Omitted].

         Section 9.L. Environmental or Other Remediation Costs. If the Agent receives a notification pursuant to the Environmental Indemnity Agreement of, or any Borrower or Affiliate becomes aware of, any environmental contamination or similar site deficiency which may reasonably be expected to cause any Borrower or Affiliate to incur or be liable for costs of any kind aggregating in excess of a cost of $250,000.

         Section 9.M. Operating Permits and Licenses. If any Borrower fails to maintain any permits or licenses which are necessary and required for the ownership, use, occupancy or operation of any facility, if such deficiency would have a Materially Adverse Effect and is not cured within 30 days.

         Section 9.N. Material Adverse Change. If since June 30, 1998, there shall have occurred any condition or event which the Agent determines has or might be reasonably expected to have a Materially Adverse Effect.





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         Section 9.0. Change in Control. If a Change in Control shall occur.
"Change in Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of Stericycle to any Person or Group, as defined in Rule 13d-5 under the Exchange Act ("Group"), other than an Affiliate of Stericycle, (ii) the merger or consolidation of Stericycle with or into another entity with the effect that the then existing shareholders of Stericycle, collectively, hold less than 50.1% of the combined voting power of the then outstanding securities of the surviving entity of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors, (iii) during any two-year period, the replacement of a majority of the Board of Directors of Stericycle from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Stericycle then still in office who were either members of the Board of Directors at the beginning of such period or whose election as a member of the Board of Directors was previously so approved, (iv) a Person or Group (other than existing shareholders of Stericycle, and/or any executive officer of Stericycle or its Subsidiaries, or its successors) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Stericycle representing 50% or more of the combined voting power of the then outstanding securities of Stericycle ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors or shall have acquired the right to designate a majority of the Board of Directors of Stericycle, (v) any Person or Group shall acquire the right, by contract or otherwise, to elect, appoint or otherwise designate a majority of the Board of Directors of Stericycle, whether or not such right is exercised, or (vi) the occurrence of any event specified in Section 9.E. with respect to Stericycle or any of its Subsidiaries.

SECTION 10.  RIGHTS AND REMEDIES.

         Section 10.A. Termination of Commitment and Acceleration. Upon the happening or occurrence of an Event of Default described in Section 9.E. above, the Lenders' Commitments shall immediately terminate, and upon the happening or occurrence of any other Event of Default set forth in Section 9, such Event of Default not having been previously cured or waived in writing by the Required Lenders, the Agent shall, if so directed by the Required Lenders, or may with the consent of the Required Lenders, declare the Commitments terminated, if they have not yet been terminated. Following the termination of the Commitments, the Agent shall, if so directed by the Required Lenders, or may with the consent of the Required Lenders, accelerate the Obligations by declaring that the Obligations are then due and payable and, thereupon, the Notes shall be and become forthwith, due and payable without any presentment, demand, protest, notice of any of the foregoing or other notice of any kind, all of which are hereby expressly waived notwithstanding anything contained herein or in the Notes to the contrary, and the Agent and the Lenders shall have all rights and remedies now or hereafter provided by applicable Laws and without limiting the generality of the foregoing may, at their option, also appropriate and apply toward the payment of the Notes, any indebtedness of the Agent or the





                                       62
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Lenders to the Borrowers, howsoever created or arising, and may also exercise any and all rights and remedies hereunder, under the Loan Documents or in and to the Collateral referred to in the Security Agreement and Stock Pledge Agreement.

         Section 10.B. Rights of Secured Creditor. The Agent and Lenders shall have, in addition to the rights and remedies given to them under this Agreement, the Notes and the other Loan Documents, all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which any of the Collateral may be located and all rights and remedies allowed by all applicable Laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by said Laws. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Agent after an Event of Default may be for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by Law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Obligations then owing. Any sale of the Collateral may be adjourned from time to time with or without notice. Agent may, in its sole discretion, cause any Collateral to remain on a Borrower's premises, at the Borrower's expense, pending sale or other disposition of such Collateral. Agent shall have the right to conduct such sales on a Borrower's premises, at Borrowers' expense, or elsewhere on such occasion or occasions as Agent may see fit.

         Section 10.C. Entry Upon Premises and Access to Information. If an Event of Default then exists, without notice, demand or legal process of any kind, Agent may take possession of any or all of the Collateral, wherever it might be found and for that purpose, Agent shall have the right, without breaching the peace, to enter upon the premises of any Borrower where the Collateral is located (or is believed to be located) without any obligation to pay rent to any Borrower, or any other place or places under the control of any Borrower where the Collateral is believed to be located and kept, and remove the Collateral therefrom to the premises of Agent or any agent of Agent, for such time as Agent may desire, in order to effectively collect or liquidate the Collateral, and/or Agent may require any Borrower to assemble the Collateral and make it available to Agent at a place or places to be designated by Agent. If an Event of Default then exists, Agent shall have the right to obtain access to any Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate which is related to the preservation or disposition of the Collateral or to the collection of the Obligations.

         Section 10.D. Sale or Other Disposition of Collateral by Agent. Any notice required to be given by Agent of a sale, lease or other disposition or other intended action by Agent with respect to any of the Collateral which is deposited in the United States mails, postage prepaid and duly addressed to Borrowers at the address specified in Section 11.I, at least ten (10) Business Days prior to such proposed action, shall constitute fair and reasonable notice to Borrowers of any such action. The net proceeds realized by the Lenders upon any such sale or other disposition, after deduction for the reasonable expenses of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Agent or

Lenders in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations. The Lenders shall account to Borrowers for any surplus realized upon any such sale or other disposition, and Borrowers shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Agent's Lien on the Collateral until the Obligations are fully paid. Borrowers agree that Agent has no obligation to preserve rights to the Collateral against any other parties. To the extent Borrowers have the power, without violating the terms of any agreement existing as of the Closing Date, to grant such a license, Agent is hereby granted a license or other right to use, without charge, any Borrower's labels, patents, production certificates, type certificates, supplemental certificates, copyrights, rights of use of any name, trade secrets, trade names, tradestyles, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral.

         Section 10.E. Collection of Receivables. After an Event of Default occurs and is continuing, Agent is authorized and empowered (which authorization and power, being coupled with an interest, is irrevocable until the last to occur of termination of this Agreement and payment and performance in full of all of the Obligations) in its sole and absolute discretion:

              (i) To endorse in any Borrower's name and to collect any chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by Agent in payment of any receivable included in the Collateral;

              (ii) To notify, either in Agent's name or any Borrower's name, and/or to require any Borrower to notify, any account debtor or any other Person obligated under or in respect of any receivable included in the Collateral, of the fact of Agent's Lien thereon and of the collateral assignment thereof to Agent;

              (iii) To direct, either in Agent's name or any Borrower's name, and/or to require any Borrower to direct, any account debtor or other Person obligated under or in respect of any receivable to make payment directly to Agent of any amounts due or to become due thereunder or with respect thereto; and

              (iv) To demand, collect, surrender, release or exchange all or part of any receivable or any amounts due thereunder or with respect thereto, or compromise or extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any receivable included in the Collateral, or enforce, by suit or otherwise, payment or performance of any receivable either in Agent's own name or in the name of any Borrower.

Under no circumstances shall Agent be under any duty to act in regard to any of the foregoing matters. The costs relating to any of the foregoing matters, including reasonable attorneys' fees and out-of-pocket expenses, shall be borne solely by Borrowers whether the same are incurred





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by Agent or Borrowers.

         Section 10.F. Rescission. If at any time after acceleration of the maturity of the Loans, Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by laws, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest of the Loans due and payable solely by virtue or acceleration) shall be remedied or waived pursuant to this Agreement, then by written notice to Borrowers, the Required Lenders may elect, in their sole discretion, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Required Lenders; they are not intended to benefit Borrowers and do not give Borrowers the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

         Section 10.G. Application of Payments. All monies received by the Agent or any of the Lenders from the exercise of any rights or remedies shall, unless otherwise required by applicable Law, be applied as follows:

         A. First, to the payment of all reasonable expenses (to the extent not paid by Borrowers) actually incurred by the Agent or any of the Lenders in connection with the exercise of such rights or remedies, including all out-of-pocket costs and expenses of collection, reasonable attorneys' fees and court costs, all costs incurred by any one or more of the Agent or any of the Lenders directly or indirectly in carrying out the terms, covenants and agreements contained in any Loan Document, together with interest thereon as provided therein, and all other costs and expenses described in Section 8.A.6;

         B. Next, to the payment of any outstanding fees due hereunder;

         C. Next, to the payment of interest then accrued and unpaid on the Notes ratably to each Lender in accordance with its pro rata share;

         D. Next, to the payment of principal then owing on the Notes ratably to each Lender in accordance with its pro rata share;

         E. Next, to all of the other Obligations ratably in the proportion which such other obligations owed to the Agent or a Lender bears to all such other Obligations;

         F. Surplus, if any, unless a court of competent jurisdiction decrees otherwise, to the holder(s) of any junior liens as may be required by the provision of any applicable agreement governing Subordinated Debt and to the Borrowers, as appropriate.





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         Section 10.H. Letters of Credit. When any Event of Default, other than an Event of Default described in Section 9.E hereof has occurred and is continuing, the Borrowers shall, upon demand of the Agent, and when any Event of Default described in Section 9.E has occurred, the Borrowers shall, without notice or demand from the Agent, immediately pay to the Agent the full Stated Amount of each Letter of Credit, the Borrowers hereby agreeing to immediately make each such payment and acknowledging and agreeing the Agent would not have an adequate remedy at law for failure of the Borrowers to honor any such demand and that the Agent shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws had been made under the Letters of Credit.

SECTION 11.   AGENCY PROVISIONS.

         Section 11.A. Appointment.

         (a) Each Lender hereby designates and appoints LaSalle National Bank as Agent of such Lender under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 11.

         (b) The provisions of this Section 11 are solely for the benefit of Agent and Lenders, and Borrowers shall not have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 11.H, Section 11.I or in Section 11.C(b)). In performing its functions and duties under this Agreement, Agent shall act solely as Agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers.

         Section 11.B. Nature of Duties. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent any obligation in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and other Loan Documents, made its own independent investigation of the financial condition and affairs of Borrowers in connection with the making and the continuance of the Loans and its Commitment hereunder, and made and shall continue to make its own appraisal of the creditworthiness of Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any




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Lender with any credit or other information with respect to Borrowers, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender at any time that the Required Lenders have instructed Agent to act or refrain from acting pursuant hereto.

         Section 11.C. Distribution and Apportionment of Payments. Payments actually received by Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Agent, provided that Agent shall pay to such Lenders interest thereon, at the lesser of (i) Federal Funds Rate and (ii) the rate of interest applicable to such Loans, from the Business Day following receipt of such funds by Agent until such funds are paid to such Lenders. So long an there does not exist an Event of Default, all payments of principal and interest in respect of outstanding Loans, all payments of the fees described in this Agreement, and all payments in respect of any other Obligations shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective pro rata shares or otherwise as provided herein. Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof or on the Assignment and Acceptance, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including without limitation instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing, without necessity of notice to or consent of or approval by Borrowers or any other Person.

         Section 11.D. Rights, Exculpation, Etc. Neither Agent, any Affiliate of Agent, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable for its gross negligence or willful misconduct in the performance of its express obligations hereunder. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 11.C, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of Borrowers. Agent shall not be required to make any inquiry concerning or to ascertain either the performance or observance of any of the




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



terms, provisions or conditions of this Agreement or any of the Loan Documents, or the financial condition of Borrowers, or the existence or possible existence of any Default or Event of Default, or to inspect the property of the Borrowers. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Required Lenders.

         Section 11.E. Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrowers), independent public accountants and other experts selected by it.

         Section 11.F. Indemnification. To the extent that Agent is not reimbursed and indemnified by Borrowers, Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent or under this Agreement or any of the other Loan Documents, in proportion to each Lender's pro rata share; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrowers) promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Agent in connection with the preparation, administration, or enforcement of or legal advice in respect of rights or responsibilities under any Loan Document. The obligations of Lenders under this Section 11.F shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Agent to Lenders, any Lender or third-party, including any Borrower, any creditor of any Borrower or a trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in proportion to their respective pro rata shares, shall reimburse Agent for all such amounts.

         Section 11.G. Agent Individually. With respect to its pro rata share of the Commitments hereunder and the Loans made by it, Agent shall have and may exercise the same rights and




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


powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Required Lenders" or any similar terms shall include Agent in its individual capacity as a Lender or one of the Required Lenders. Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as Agent pursuant hereto.

         Section 11.H. Successor Agent; Resignation of Agent; Removal Agent.

         (a) Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days prior written notice to Lenders and Borrowers. Required Lenders may remove Agent at any time by giving at least thirty (30) Business Days prior written notice to Agent, Borrowers and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation by or removal of Agent, Required Lenders shall appoint a successor Agent with the consent of Borrowers (which may not be unreasonably withheld).

         (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring or removed Agent, with the consent of Borrowers (which may not be withheld unreasonably), shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Required Lenders, with the consent of Borrowers, appoint a successor Agent as provided above.

         Section 11.I. Agency Provisions Relating to Collateral.

         (a) Each Lender authorizes and directs Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by Agent or Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders.

         (b) Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral granted pursuant to the Loan Documents.

         (c) Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all Obligations which have matured and which




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

Agent has been notified in writing are then due and payable; or (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with this Agreement (and Agent may rely conclusively an any such certificate, without further inquiry); or (iii) constituting property in which no Borrower owned an interest at the time the Lien was granted or at any time thereafter; or (iv) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section 11.I.

         (d) Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by all Lenders (as set forth in Section 11.I(b)), each Lender agrees to confirm in writing, upon request by Borrowers, the authority to release Collateral conferred upon Agent under clauses (i) through (iv) of Section 11.I(c). So long as no Event of Default is then continuing, upon receipt by Agent of any such written confirmation from all Lenders of its authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days prior written request by Borrowers, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including without limitation the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

         (e) Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 11.I or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of the Lenders and that Agent shall have no duty or liability whatsoever to any Lender.

         Section 11.J. Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against any Borrower or any other obligor hereunder with respect to exercising claims against or rights in any Collateral without the consent of the Required Lenders.




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         SECTION 12. MISCELLANEOUS.

         Section 12.A. Assignments and Participations.

         (a) With the prior consent of the Agent and Stericycle (which consent shall not be unreasonably withheld or delayed), a Lender may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitments, the Loans owing to it, and participation in Letters of Credit); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of such Lender's rights and obligations under this Agreement, (ii) unless the Agent otherwise consents, the aggregate amount of the Commitments of such Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000) and (iii) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance, an Assignment and Acceptance in the form of Exhibit L hereto (an "Assignment and Acceptance"); provided, further that any Lender, without the consent of the Agent, may assign all or part of its rights and obligations to any Affiliate of the assigning Lender. Upon such execution, delivery, approval and acceptance of the Assignment and Acceptance, and upon the effective date specified therein, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (b) the Lender-assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

         (b) By executing and delivering an Assignment and Acceptance, the Lender-assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representation made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under any Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of Financial Statements and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this





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Agreement; (v) such assignee appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Document as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (c) Agent shall maintain at its address referred to on the counterpart signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and shall record the names and addresses of each Lender and the Commitment of, and principal amount of the Loans owing to, such Lender from time to time. Borrowers, Agent and Lenders may treat each Person whose name is recorded in the records of the Agent as a Lender hereunder for all purposes of this Agreement.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, Agent shall, if such Assignment and Acceptance has been properly completed and is in substantially the form of Exhibit L, (i) accept such Assignment and Acceptance, (ii) record the information contained therein and (iii) give prompt notice thereof to Borrowers.

         (e) With the prior consent of the Agent (which consent shall not be unreasonably withheld) each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment, the Loans owing to it and participations in Letters of Credit); provided, however, that in connection with any such sale, (i) such Lender's obligations under this Agreement (including without limitation its Commitment to Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement, (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement except for voting rights with respect to the amendment or modification of those provisions of this Agreement for which the consent of all Lenders would be required; and (v) any party to which such a participation has been granted shall have the benefits of Sections 3.J. and 3.K. but shall not be entitled to receive any greater payment under either such Section than the Lender granting such participation would have been entitled to receive with respect to the rights transferred. No such participant shall have any rights under this Agreement except as provided in this Section 12.A.(e).

         (f) Borrowers will cooperate with Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.

         (g) Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, any Lender




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may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Agent; provided that no such pledge or assignment shall release such Lender from its obligations thereunder. To facilitate any such pledge or assignment, Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Agent in, or substantially in, the form of the exhibit to Appendix C to the Federal Reserve Agent of New York Operating Circular No. 12.

         Section 12.B. Ratable Sharing. Subject to Sections 3.C(d) and 11.C, and unless otherwise specifically stated herein, Lenders agree among themselves that
(i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among then ratably in accordance with their pro rata shares, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Obligations or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the obligations held by it which is greater than its pro rata share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their pro rata shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 12.B may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

         Section 12.C. Withholding Taxes. Except as otherwise required by Law, each payment by the Borrowers under this Agreement or the Notes or in respect of the Letters of Credit shall be made without setoff or counterclaim and without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which any Borrower is domiciled, any jurisdiction from which the Borrowers make any payment hereunder, or (in each case) any political subdivision or taxing authority thereof or therein (excluding any such tax imposed on the overall net income of any Lender or its Lending Office). If any such withholding is so required, the Borrowers shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such




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taxes, penalties or interest, the Borrowers shall reimburse the Agent or that
Lender for that payment on demand in the currency in which such payment was made. If a Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Agent on or before the thirtieth day after payment.

         Section 12.D. Amendment and Waivers. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of Required Lenders (after notice to all Lenders, which notice may be oral) and Borrowers, and no termination or waiver of any provision of this Agreement, or consent to any departure by Borrowers therefrom, shall in any event be effective without the written concurrence of Required Lenders (after notice to all Lenders, which notice may be oral), which Required Lenders shall have the right to grant or withhold at their sole discretion, except that any amendment, modification or waiver of any provision of Section 2 hereof relating to any increase of the Commitments or any Lender's Commitment, to the principal amount, amortization and final maturity of the Loans, to the reduction of interest rates applicable to the Loans, to the rates at which the fees payable to the Agent for the ratable benefit of the Lenders pursuant hereto are determined, to the forgiveness of any amount payable or receivable under Section 2, to the definition of "Required Lenders" and "pro rata", to the level of consent required to release Collateral, and to the provisions contained in this Section 12.D shall be effective only if evidenced by a writing signed by or on behalf of all Lenders, provided that notwithstanding the foregoing, the consent or approval of a Lender will not be required if such amendment, modification or waiver does not affect such Lender. No amendment, modification, termination or waiver of any provision of Section 11 hereof or any other provision referring to Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.D. shall be binding on each assignee, transferee or recipient of Agent's or any Lender's Commitment or the Loans at the time outstanding.

         Section 12.E. Merger and Integration Clause. This Agreement and the Loan Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and specifically supersedes in its entirety the proposal letter of the Agent to Stericycle dated September 14, 1998, and any prior and subsequent drafts thereof or proposals or letters from the Agent with respect to the terms of credit facilities hereunder or any other matter which is the subject matter of this Agreement or any of the Loan Documents.

         Section 12.F. Applicable Law. This Agreement, the Notes and the other Loan Documents have been executed, issued, delivered and accepted in and shall be deemed to have been made under and shall be governed by and construed in accordance with the Laws of the State of Illinois.

         Section 12.G. Severability. This Agreement, the Notes and the other Loan Documents shall be construed and interpreted in such manner as to be effective, enforceable and valid under all applicable Laws. If any provision of this Agreement, the Notes or the other Loan Documents shall be held invalid, prohibited or unenforceable under any applicable Laws of any applicable jurisdiction, such invalidity, prohibition or unenforceability shall be limited to such provision and shall not affect or invalidate the other provisions hereof or thereof or affect the validity or enforceability of such provision in any other jurisdiction, and to that extent, the provisions hereof and thereof are severable.

         Section 12.H. Section Headings. Section headings used in this Agreement are for convenience only and shall not effect the construction or interpretation of this Agreement.

         Section 12.I. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Agent, the Lenders and the Borrowers, and their respective successors and assigns; provided, however, that the Borrowers have no right to assign any of its rights or its obligations hereunder without the prior written consent of all Lenders.

         Section 12.J. Notices. Any notices, requests or consents required or permitted by this Agreement shall be (i) in writing, and (ii) delivered in person, telexed, telecopied or sent by certified or registered mail, postage prepaid, return receipt requested, or by overnight mail or express delivery service to the addresses of the parties hereto set forth below on the signature pages, unless such address, telex number or telecopier number is changed by written notice hereunder. Each such notice, request, consent or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified on the signature page hereof and a confirmation of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified on the signature page hereof and the answerback is received by sender, (iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or
(iv) if given by any other means, when delivered at the addresses specified on the signature page hereof; provided that any notice given pursuant to Sections 2 and 3 hereof shall be effective only upon receipt.

         Section 12.K. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

         Section 12.L. Indemnification. In addition to the agreements of the Borrowers under the Environmental Indemnity Agreement, each Borrower hereby indemnities, exonerates and holds free and harmless the Agent, each Lender, each of their Affiliates and each of their officers, directors, employees, agents-and attorneys (collectively, the "Indemnified Parties" or, individually, an "Indemnified Party"), from and against any and all actions, causes of action, suits, proceedings, investigations, losses, costs, liabilities, damages, punitive damages, penalties and expenses, including reasonable attorneys' and paralegals' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought):

              (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

              (b) the entering into and performance under this Agreement or any other Loan Document or by any party thereto; or

              (c) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by any of the Borrowers of all or any portion of the stock or all or substantially all the assets of any Person, whether or not the Agent is party thereto and whether or not the proceeds of any Loans are used or to be used in connection therewith; except for any such Indemnified Liabilities arising by reason of an Indemnified Party's gross negligence or wilful misconduct. In addition, if any Borrower institutes any action, suit or proceeding against any of the Indemnified Parties and such action, suit or proceeding is unsuccessful, the Borrowers shall indemnify and hold harmless the Indemnified Parties from and against all Indemnified Liabilities arising in connection with or relating to such action, suit or proceeding. The Borrowers shall pay or reimburse the Indemnified Parties for any Indemnified Liabilities from time to time within thirty
         (30) days after demand. This Section and the agreements of the Borrowers set forth herein shall survive the termination of this Agreement and any or all of the Loan Documents and repayment of all of the Obligations hereunder and thereunder. If and to the extent that the undertaking described in this Section 12.L. is held or determined by any court of competent jurisdiction to be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Laws.

         Section 12.M. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute an Event of Default or Default if such action is taken or condition exists.

         Section 12.N. Marshalling; Recourse to Security; Payments Set Aside. Neither any Lender nor the Agent shall not be under any obligation to marshall any assets in favor of Borrowers or any other party or against or in payment of any or all of the Obligations. Recourse to security shall not be required at any time. To the extent that Borrowers make a payment or payments to the Agent or the Lenders or the Agent or Lenders enforce their Liens or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement of setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or another party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         Section 12.O. Limitation of Liability. To the extent permitted by applicable Law, no claim may be made by Borrowers, any Lender or any other Person against Agent or any Lender, or Affiliates, directors, officers, employees, attorneys or agents of any of them, for special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrowers, Agent and each Lender hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 12.P. Consent to Jurisdiction and Waiver of Jury Trial and Personal Service. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS IN ANY ACTION, SUIT OR PROCEEDING (WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY) COMMENCED THEREIN IN CONNECTION WITH OR WITH RESPECT TO THE OBLIGATIONS, THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY DEFENSES OR COUNTER CLAIMS THEREIN), AND EACH BORROWER, THE AGENT AND THE LENDERS EACH WAIVE ANY RIGHT TO JURY TRIAL THAT THEY MAY NOW OR HEREAFTER HAVE UNDER ANY LAWS AND ANY OBJECTION TO VENUE IN CONNECTION THEREWITH. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS OR PAPERS ISSUED OR SERVED IN CONNECTION WITH THE FOREGOING AND AGREES THAT SERVICE OF SUCH PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWERS AS SET FORTH IN SECTION 12.J. ABOVE AND THE BORROWERS' REGISTERED AGENTS, IN WHICH CASE SUCH PROCESS OR PAPERS SHALL BE DEEMED RECEIVED FIVE (5) DAYS THEREAFTER, OR BY OVERNIGHT MAIL OR EXPRESS DELIVERY SERVICE, IN WHICH CASE SUCH PROCESS OR PAPERS SHALL BE DEEMED RECEIVED ONE (1) DAY THEREAFTER.

         Section 12.Q. Nature of Borrowers' Obligations. Each Borrower acknowledges and agrees that the liability of each Borrower for all Obligations, and under this Agreement and each Loan Document, is joint and several.

         Section 12.R.  Mutual Guaranty and Subordination by Borrowers.

         (a) Guaranty. Each Borrower hereby guarantees and agrees to timely and completely pay, perform and discharge when due (whether by acceleration or otherwise) all of the Loans made by the Lenders to, and all of the other Obligations of, the other Borrowers to the Agent and the Lenders, their successors and assigns, including, without limitation, all payments of interest and principal under the Notes and all costs and expenses for which any Borrower is liable under any of the Loan Documents. Each Borrower agrees that the obligations and liabilities of such Borrower pursuant to this Section 12.R shall be absolute and unconditional, and the rights and remedies of the Agent and the Lenders hereunder shall not be impaired and shall remain in full force and effect regardless of:

              (i) the genuineness, validity, enforceability, assignment or purported assignment of all or any part of this Agreement, the Notes, or any other Loan Documents;

              (ii) any amendment, extension, modification, release, waiver, discharge, settlement or compromise of or with respect to the Obligations or with respect to the Loan Documents, whether granted to a Borrower by the Agent or Lenders or by operation of law or under any bankruptcy, reorganization, liquidation, dissolution or similar proceedings, without prior or other notice to or the consent of the other Borrowers;

              (iii) any delay, failure, neglect, commission or omission by or on behalf of the Agents or Lenders, without the consent of a Borrower, to enforce, assert or exercise any of its rights, powers or remedies under this Agreement, the Notes, or any other Loan Documents, which shall in no event be construed as a waiver of any such rights, powers or remedies; or

              (iv) the liquidation, sale or marshalling of all, or substantially all, of the assets of any Borrower or any receivership, insolvency, bankruptcy, reorganization, arrangement, composition, readjustment or other similar proceeding or action involving any Borrower or an assignment for the benefit of the creditors of any Borrower.

Each Borrower agrees that the obligations and liabilities to the Agent and Lenders under this Section 12.R constitute a direct payment obligation and not a guaranty of collection, such that the Agent and Lenders may, at its sole option and discretion, proceed directly against any Borrower without proceeding against or exercising or exhausting any of their rights or remedies against the other Borrowers under any of the Loan Documents. Each Borrower hereby agrees that, to the extent the Agent or any Lender receives or applies any payments to the Obligations which are subsequently set aside for being wholly or partially invalid, fraudulent or preferential or which are required to be repaid to any Borrower, any party to the Loan Documents or to any estate, trustee, receiver or any other party, whether under any state or federal bankruptcy, insolvency, fraudulent conveyance, preference or similar law affecting creditors' rights generally or otherwise, then, to such extent, the guaranty, liabilities and obligations of each Borrower hereunder shall be reinstated as though such payments had not been so received or applied.

         (b) Waiver. Until the satisfaction and full and final payment of all of the Obligations, each Borrower hereby waives and releases any and all claims for and rights of subrogation, indemnification, reimbursement, restitution, exoneration and contribution against, and any other right to receive payment from or participate in any claim brought by any other person against, the other Borrowers or any other party or person which exists or arises on account of or by reason of any payment made or performance by a Borrower hereunder or in respect of the Obligations, whether such claim or right is now existing or is hereafter acquired or arising and whether arising hereunder, in equity, by operation of law or contract or otherwise, and each Borrower agrees not to assert against the other Borrowers or any other person or party at any time any of such claims or rights or any other remedy of whatsoever kind or nature in favor of a Borrower existing or arising by reason of the foregoing.

         (c) Subordination. All indebtedness, liabilities and obligations of a Borrower to the other Borrowers, or any claims or causes of action of a Borrower against the other Borrowers, shall be and hereby are made subject to, postponed, subordinated and junior in right of payment to the satisfaction and payment in full of all of the Obligations of each Borrower to the Agent and Lenders arising under this Agreement, the Notes and any other Loan Documents or in any other manner arising or existing, and any payment by a Borrower or other distribution of property of a Borrower to the other Borrowers in payment of any indebtedness, liabilities or obligations (the "Intercompany Debt") prior to satisfaction or payment in full of the Obligations, while the Loans or Commitments therefor are outstanding, shall be received in trust by such Borrower and promptly turned over to the Agent, provided, however, that so long as no Event of Default has occurred or is continuing, repayment of loans and advances in accordance with the terms hereof by any Borrower to any other Borrower shall not be prohibited or postponed. Each Borrower will mark its books and records and cause any promissory note or other instrument evidencing the Intercompany Debt to clearly indicate that the Intercompany Debt is subordinated hereby to the Obligations. Each Borrower will, upon demand of the Agent, cause any Intercompany Debt not evidenced by a promissory note or other instrument to be so evidenced and, as security for the Obligations, endorse with recourse such notes or instruments to the Agent and otherwise assign to the Agent any and all Intercompany Debt and any and all security therefor. In the event any receivership, insolvency, bankruptcy, reorganization, arrangement, composition, readjustment or other similar proceedings are commenced or instituted by or against a Borrower, the Obligations shall be paid in full before any Borrower shall be entitled to receive or retain any payment or distribution in respect to the Intercompany Debt, and, in order to implement the foregoing, (a) all payments and distributions of any kind or character, whether in cash, property or securities in respect of the Intercompany Debt to which a Borrower would be entitled shall be made directly to the Agent, (b) each Borrower shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Intercompany Debt, and shall use its best efforts to cause such claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Agent, and (c) each Borrower hereby irrevocably agrees that the Agent may, in its sole discretion, in the name of such Borrower or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove, and vote or consent in any such proceedings with respect to, any and all claims of such Borrower relating to the Intercompany Debt. The Borrowers will not, without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed: (a) cancel, waive, forgive, transfer or assign, or subordinate any Intercompany Debt, or security therefor, to any indebtedness other than the Obligations; (b) attempt to accelerate, enforce or collect any Intercompany Debt; (c) take any security for any Intercompany Debt; (d) convert any Intercompany Debt into stock of a Borrower; or (e) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to a Borrower.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                          BORROWERS:

                          STERICYCLE, INC.

                          By:      /s/ Frank J.M. ten Brink
                              --------------------------------------------------
                          Name:    Frank J.M. ten Brink
                          Title: Vice President, Finance, Chief Financial Officer and Secretary

                          Address:     1419 Lake Cook Road, Suite 410
                                       Deerfield, IL 60010
                          Telephone:   847-945-6550
                          Telecopy:    847-945-6583

                          STERICYCLE OF WASHINGTON, INC.

                          By:      /s/ Frank J.M. ten Brink
                              --------------------------------------------------
                          Name:    Frank J.M. ten Brink
                          Title:       Vice President

                          Address: c/o Stericycle, Inc., per above

                          STERICYCLE OF ARKANSAS, INC.

                          By:      /s/ Frank J.M. ten Brink
                              --------------------------------------------------
                          Name:    Frank J.M. ten Brink
                          Title:       Secretary

                          Address: c/o Stericycle, Inc., per above

                          ENVIRONMENTAL CONTROL CO., INC.

                          By:      /s/ Frank J.M. ten Brink
                              --------------------------------------------------
                          Name:    Frank J.M. ten Brink
                          Title:       Secretary

                          Address: c/o Stericycle, Inc., per above

                                     AGENT:

                                     LA SALLE NATIONAL BANK, as Agent


                                     By:      /s/ Michael Foster
                                        ---------------------------------------
                                     Name:    Michael Foster
                                     Title:       Senior Vice President
                                     Address:     135 South LaSalle Street
                                                  Chicago, Illinois 60603
                                     Telephone:   312-904-6683
                                     Telecopy:    312-904-8544

                                     LENDERS:


Address and Amount
of Commitment:
                                     LA SALLE NATIONAL BANK


135 South LaSalle Street
Chicago, Illinois  60603             By:      /s/ Michael Foster
                                        ---------------------------------------
                                     Name:        Michael Foster
                                     Title:       Senior Vice President

Telephone:  312-904-6683
Telecopy:   312-904-8544

Lending Offices:                     135 South LaSalle Street
                                     Chicago, Illinois  60603

         Prime Rate Loan:            135 South LaSalle Street
                                     Chicago, Illinois 60603

         LIBOR Loans:                135 South LaSalle Street
                                     Chicago, Illinois 60603
Amount of Commitments:
         A Revolving Loans           $ 5,000,000
         B Revolving Loans           $15,000,000

                                    EXHIBITS


Exhibit A.        Form of A Revolving Note

Exhibit B.        Form of B Revolving Note

Exhibit C.        Form of  Term Note

Exhibit D.        Form of Borrowing Notice

Exhibit E.        Form of Estoppel Certificate for Landlords of Leaseholds

Exhibit F.        Form of Landlord's Lien Waiver

Exhibit G.        Additional Post Closing Matters Memo

Exhibit H.        Form of Compliance Certificate

Exhibit I.        New Subsidiary Certificate

Exhibit J.        Joinder and Assumption Agreement

Exhibit K.        New Subsidiary Officers' Certificate

Exhibit L.        Assignment and Acceptance


                                    SCHEDULES


Schedule 6.A.6.   UCC financing statement filing offices

Schedule 6.A.7. Offices searched for UCC financing statements, judgments and tax liens

Schedule 6.F.3. Holders of Permitted Liens on Equipment, from which waivers or consents to be obtained

Schedule 7.A. Corporate organizational, ownership and related matters for Borrowers

Schedule 7.C.     Required Third Party Consents

Schedule 7.F.     Pending or threatened litigation and government proceedings

Schedule 7.G.     Existing Liens (which are included as Permitted Liens)

Schedule 7.H.     Employee Plans

Schedule 7.I.     Deficiency or additional tax assessments

Schedule 7.O.     Indebtedness to/from Affiliates

Schedule 7.Q.     Labor

Schedule 7.R.     Owned and Leased or Used Real Properties

Schedule 7.S.     Intellectual Property Rights

Schedule 7.T.     Financial Assurances

Schedule 8A.13.   3CI Liens

Schedule 8.B.2.   Existing Debt (permitted to be maintained by Borrowers)

Schedule 8.B.3.   Existing Investments (permitted to be maintained by Borrowers)

                        MASTER FIRST AMENDMENT AGREEMENT



     This Master First Amendment Agreement ("Agreement") is entered into as of October 30, 1998 by and among LaSalle National Bank, as Agent for the Lenders under the Credit Agreement identified below and as the sole Lender thereunder as at the date hereof, Stericycle, Inc., a Delaware corporation, and its Subsidiaries, which currently consist of the other signatory corporations indicated below.

                                   Witnesseth:

     WHEREAS, the Agent, the Lender, Stericycle and its Subsidiaries have entered into that certain Credit Agreement dated as of September 30, 1998 (the "Credit Agreement", with the capitalized terms used but not otherwise defined herein being used with the same meanings as therein defined); and

     WHEREAS, the parties desire to amend the Credit Agreement as set forth herein;

     NOW, THEREFORE, for and in consideration of the foregoing premises and the terms, conditions, agreements, premises and covenants contained herein and in the Loan Documents, as amended hereby, the parties hereto agree as follows:

     1. In clause(i) of Section 2.A.2 of the Credit Agreement, "Fifteen Million Dollars ($15,000,000) is changed to "Twenty Million Dollars ($20,000,000)".

     2. The last sentence of Section 2.B.1 is deleted and the following is inserted in lieu thereof:

          "On the Initial Conversion Date, (i) if the amount of the Term Loans made on said Initial Conversion Date is equal to or greater than $15,000,000, the amount of the B Revolving Commitments shall thereupon be permanently reduced to $0, and (ii) if the amount of the Term Loans made on said Initial Conversion Date is less than $15,000,000, the amount of the B Revolving Commitments shall thereupon be permanently reduced by the amount of the Term Loans made on said Initial Conversion Date, and on the Final Conversion Date the amount of the B Revolving Commitments shall thereupon be permanently reduced to $0."

     3. In clause (bb) of Section 2.C.(a) of the Credit Agreement, "$1,000,000" is changed to "$3,000,000".

     4. In the second proviso in Section 8.B.3 of the Credit Agreement, and thereafter in said Section with respect to references to "approval of the Agent", "Agent" is changed to "Required Lenders" and the approval involved is changed to that of the "Required Lenders".

     5. In Section 9.N. of the Credit Agreement, "Agent" is changed to "Required Lenders".

     6. Schedule 7.A to the Credit Agreement is amended by adding to the list of Stericycle's Subsidiaries the following, under the following columns:

                                                     State of                           Qualified to
           Name                                      Incorporation                      do Business
           ----                                      -------------                      ------------
           SWD Acquisition Corporation
           507375 N.B. LTD.                          New Brunswick, Canada

     7. Schedule 6.A.6 to the Credit Agreement (indicating UCC Financing Statement Filing Offices) is amended by adding new Sections VII and VIII thereto, as follows:

                        VII. SWD Acquisition Corporation
                                 (a ______corp.)

                                                                                        Additional
           Jurisdiction                              Address                            Addresses
           ------------                              -------                            ----------
           SOS-

                            VIII.  507375 N.B. LTD.
                            (a New Brunswick Corp.)

       Jurisdiction                                       Address                       Addresses
       ------------                                       -------                       ---------


     8. The B Revolving Note in the form attached hereto as Exhibit B (the "New B Revolving Note"), is hereafter deemed to be Exhibit B to the Credit Agreement and the form of the B Revolving Note thereunder. Upon the execution and issuance of the New B Revolving Note, the B Revolving Note heretofore executed by the Borrowers (the "Old B Revolving Note") shall be returned to Stericycle and the New B Revolving Note shall be deemed to refinance, extend, renew, replace, supersede and/or be substituted for, but shall not be deemed payment of, the Old B Revolving Note.

     9. The Mortgages are amended as follows:

               (a) In recital A on page 1: "Twenty Million and no/100 Dollars ($20,000,000)" is changed to "Twenty Five Million and no/100 Dollars ($25,000,000)"; "$15,000,000" is changed to "20,000,000"; and "One
          Million and no/100 Dollars ($1,000,000)" is changed to "Three Million and no/100 Dollars ($3,000,000)";

               (b) In Section 1.1(a), "Fifteen Million and no/100 Dollars ($15,000,000)" is changed to "Twenty Million and no/100 Dollars ($20,000,000)".

     10. All Loan Documents are hereby amended such that:

          (i) all references therein to the "Credit Agreement" shall be deemed to include this Amendment and the amendments to the Credit Agreement hereunder;

          (ii) all references therein to the "Notes" shall be deemed to include the "New B Revolving Note", and all references therein to the "B Revolving Note" shall be to the New B Revolving Note; and

          (iii) all references therein to the "Obligations" or the indebtedness, liabilities or obligations of the Borrowers to the Lender shall be deemed to include the indebtedness, liabilities or obligations of the Borrowers to the Lender arising under this Amendment, the Notes (including the New B Revolving Note), the Credit Agreement and other Loan Documents, as amended hereby.

     11. The Borrowers hereby ratify, reaffirm, covenant and agree to be bound by all representations, warranties, covenants and other agreements set forth in the Credit Agreement and all other Loan Documents, each as amended hereby.

     12. The definition of "Loan Documents" in the Credit Agreement is hereby amended to include the following deliveries, which shall be delivered to the Lender by the Borrowers as of the date of this Amendment, which deliveries are conditions precedent to the effectiveness of this Amendment and the Amendments to the Credit Agreement and other Loan Documents effected hereby:

          (a)  An executed copy of this Amendment;

          (b)  The executed New B Revolving Note;

          (c) New Subsidiary Certificate (executed by Stericycle, covering 507375 N.B. LTD. ("NB") and SWD Acquisition Corporation ("SWD"));

          (d) Certified copy of NB's and SWD's Articles of Incorporation and good standing certificate(s);

          (e) NB and SWD Joinder And Assumption Agreement;

          (f) NB and SWD New Subsidiary Officer's Certificate;

          (g) NB and SWD Secretary Certificate: Articles, bylaws and resolutions;

          (h) Addendum to Stock Pledge Agreement signed by Stericycle, covering the NB and SWD stock and the stock of Med-Tech Environmental Limited ("Med-Tech") acquired by Stericycle, together with certificate(s) for all of SWD's, NB's and Med-Tech's stock and assignments thereof endorsed in blank;

          (i)  SWD UCC-1 Financing Statements for the states of;        NB's
               filings for New Brunswick;

          (j) Collateral Assignment of Credit Agreement And Collateral, executed by NB and covering the loan to Med-Tech Environmental Limited purchased by NB from 1176698 Ontario Limited, together with originals of Med-Tech Credit Agreement and Note(s) (if any) and copies of all collateral documents pertaining thereto;

          (k) Secretary Certificates for each of Stericycle, Stericycle of Washington, Stericycle of Arkansas, and Environmental Control Co., Inc., as to: authorizing resolutions for additional borrowings and this Amendment, and no change to Articles or Bylaws since September 30, 1998;

          (l) Opinion of Johnson and Colmar for all Borrowers, including SWD and NB; and

          (m) The closing fee with respect to this Amendment, in the amount of $25,000.

     13. The Loan Documents are hereby amended in all other respects to give effect to the foregoing amendments and agreements. The Loan Documents, as amended hereunder, shall remain in full force and effect and shall continue to constitute the valid and binding obligations of the respective parties thereto enforceable in accordance with their respective terms. Nothing herein shall be deemed to constitute or shall be construed as a waiver of any rights, remedies or collateral or other security of or granted to the Lender under the Loan Documents or any Default or Event of Default thereunder which has occurred and is continuing as of the date hereof, except as may be specifically set forth herein.

     14. This Amendment may be executed in any number of counterparts, each of which shall be an original hereof, and all of which together shall constitute one and the same document. This Amendment has been executed, delivered and accepted and shall be deemed to have been made under and shall be governed by and construed in accordance with the laws of the State of Illinois.



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



                        Borrowers:

                        STERICYCLE, INC.

                        By: /s/  Mark C. Miller
                            ----------------------------------------
                        Name:    Mark C. Miller
                        Title:   President and Chief Executive Officer

                        Address: 1419 Lake Cook Road, Suite 410
                                 Deerfield, IL 60010
                        Telephone:   847-945-6550
                        Telecopy:    847-945-6583

                        STERICYCLE OF WASHINGTON, INC.

                        By: /s/ Mark C. Miller
                            ----------------------------------------
                        Name:   Mark C. Miller
                        Title:  Vice President

                        Address: c/o Stericycle, Inc., per above

                        STERICYCLE OF ARKANSAS, INC.

                        By: /s/ Mark C. Miller
                            ----------------------------------------
                        Name:   Mark C. Miller
                        Title:  President

                        Address: c/o Stericycle, Inc., per above

                        ENVIRONMENTAL CONTROL CO., INC.

                        By: /s/ Mark C. Miller
                            ----------------------------------------
                        Name:   Mark C. Miller
                        Title:  Vice President

                        Address: c/o Stericycle, Inc., per above


                        SWD ACQUISITION CORPORATION

                        By: /s/ Mark C. Miller
                            ----------------------------------------
                        Name:   Mark C. Miller
                        Title:  President

                        Address: c/o Stericycle, Inc., per above

                        507375 N.B. LTD.

                        By: /s/ Mark C. Miller
                            ----------------------------------------
                        Name:   Mark C. Miller
                        Title:  President

                        Address: c/o Stericycle, Inc., per above

                                   Agent:

                                   LA SALLE NATIONAL BANK, as Agent

                                   By: /s/ Beth S. Yura
                                       ----------------------------------------
                                   Name:   Beth S. Yura
                                   Title:  Vice President
                                   Address:     135 South LaSalle Street
                                                Chicago, Illinois 60603
                                   Telephone:   312-904-6683
                                   Telecopy:    312-904-8544

                                   Lenders:

Address and Amount
  of Commitment:                   LA SALLE NATIONAL BANK


135 South LaSalle Street
Chicago, Illinois  60603           By: /s/ Beth S. Yura
                                       ----------------------------------------
                                   Name:   Beth S. Yura
                                   Title:  Vice President
Telephone:          312-904-6683
Telecopy:           312-904-8544

Lending Offices:                   135 South LaSalle Street
                                   Chicago, Illinois  60603

       Prime Rate Loan:            135 South LaSalle Street
                                   Chicago, Illinois 60603

       LIBOR Loans:                135 South LaSalle Street
                                   Chicago, Illinois 60603
Amount of Commitments:
       A Revolving Loans           $ 5,000,000
       B Revolving Loans           $20,000,000






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